                                                                  Exhibit 10.13


                           LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                              PARAGON CAPITAL LLC

                                       AND

                              THE WHITE HOUSE, INC.

                                 August 23,2000

                                TABLE OF CONTENTS

ARTICLE 1 - THE REVOLVING CREDIT .......................................................   -1-

     1-1.   ESTABLISHMENT OF REVOLVING CREDIT ..........................................   -1-

     1-2.   AVAILABILITY ...............................................................   -1-

     1-3.   RISKS OF VALUE OF INVENTORY ................................................   -2-

     1-4.   PROCEDURES UNDER REVOLVING CREDIT ..........................................   -2-

     1-5.   THE LOAN ACCOUNT ...........................................................   -5-

     1-6.   THE MASTER NOTE ............................................................   -6-

     1-7.   PAYMENT OF LOAN ACCOUNT ....................................................   -6-

     1-8.   INTEREST ...................................................................   -6-

     1-9.   FEES .......................................................................   -6-

     1-10.  LENDER'S DISCRETION ........................................................   -8-

     1-11.  FEES FOR L/C'S .............................................................  -10-

     1-12.  CONCERNING L/C'S ...........................................................  -10-

ARTICLE 2 - GRANT OF SECURITY INTEREST .................................................  -12-

     2-1.   GRANT OF SECURITY INTEREST .................................................  -12-

     2-2.   EXTENT AND DURATION OF SECURITY INTEREST ...................................  -13-

ARTICLE 3 - DEFINITIONS ................................................................  -13-

ARTICLE 4 - CONDITIONS PRECEDENT .......................................................  -13-

     4-1.   CORPORATE DUE DILIGENCE ....................................................  -13-

     4-2.   OPINION ....................................................................  -14-

     4-3.   CASH MANAGEMENT AND ADDITIONAL DOCUMENTS ...................................  -14-

     4-4.   KEY LIFE POLICIES ..........................................................  -14-

     4-5.   OFFICERS' CERTIFICATES .....................................................  -14-

     4-6.   REPRESENTATIONS AND WARRANTIES .............................................  -14-

     4-7.   INITIAL MINIMUM EXCESS AVAILABILITY ........................................  -14-

     4-8.   NO EVENT OF DEFAULT ........................................................  -15-

     4-9.   NO MATERIAL ADVERSE CHANGE .................................................  -15-

     4.10.  DELIVERY OF DOCUMENTS ......................................................  -15-

ARTICLE 5 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS ..........................  -15-

     5-1.   PAYMENT AND PERFORMANCE OF LIABILITIES .....................................  -15-

     5-2.   DUE ORGANIZATION - AUTHORIZATION - NO CONFLICTS ............................  -15-

     5-3.   TRADE NAMES ................................................................  -16-

     5-4.   LOCATIONS, LANDLORD'S CONSENTS, WAIVERS ....................................  -17-

     5.5.   TITLE TO ASSETS ............................................................  -18-

     5-6.   INDEBTEDNESS ...............................................................  -18-

     5-7.   INSURANCE POLICIES .........................................................  -19-

     5-8.   LICENSES ...................................................................  -20-

     5-9.   LEASES .....................................................................  -20-

     5-10.  REQUIREMENTS OF LAW ........................................................  -20-

     5-11.  MAINTAIN PROPERTIES ........................................................  -20-

     5-12.  PAY TAXES ..................................................................  -20-

     5-13.  NO MARGIN STOCK ............................................................  -22-

     5-14.  ERISA ......................................................................  -22-

     5-15.  HAZARDOUS MATERIALS ........................................................  -22-

     5-16.  LITIGATION .................................................................  -23-

     5-17.  DIVIDENDS OR INVESTMENTS ...................................................  -23-

     5-18.  LOANS ......................................................................  -24-

     5-19.  PROTECTION OF ASSETS .......................................................  -24-

     5-20.  LINE OF BUSINESS ...........................................................  -24-

     5-21.  AFFILIATE TRANSACTIONS .....................................................  -24-

     5-22.  EXECUTIVE PAY ..............................................................  -24-

     5-23.  ADDITIONAL ASSURANCES ......................................................  -25-

     S-24.  ADEQUACY OF DISCLOSURE .....................................................  -26-

     5-25.  MINIMUM EXCESS AVAILABILITY ................................................  -26-

     5-26.  NO MATERIAL ADVERSE CHANGE .................................................  -26-

     5-27.  2000 COMPLIANCE ............................................................  -26-

     5-28.  OTHER COVENANTS ............................................................  -26-

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL ...........................................  -26-

     6-1    USE OF INVENTORY COLLATERAL ................................................  -26-

     6-2.   INVENTORY QUALITY ..........................................................  -27-

     6-3.   ADJUSTMENTS AND ALLOWANCES .................................................  -27-

     6-4.   VALIDITY OF ACCOUNTS .......................................................  -27-

     6-5.   NOTIFICATION TO ACCOUNT DEBTORS ............................................  -27-

ARTICLE 7 - CASH MANAGEMENT ............................................................  -27-

     7-1.   DEPOSITORY ACCOUNTS ........................................................  -27-

     7-2.   CREDIT CARD RECEIPTS .......................................................  -28-

     7-3.   THE CONCENTRATION ACCOUNT, THE BLOCKED ACCOUNT AND THE FUNDING ACCOUNTS ....  -29-

     7-4.   PROCEEDS AND COLLECTION OF ACCOUNTS ........................................  -29-

     7-5.   PAYMENT OF LIABILITIES .....................................................  -30-

     7-6.   THE FUNDING ACCOUNT  .......................................................  -30-

ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT ....................................... -30-

     8-1.   APPOINTMENT AS ATTORNEY-IN-FACT ............................................  -30-

     8-2.   NO OBLIGATION TO ACT .......................................................  -31-

ARTICLE 9 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/FINANCIAL COVENANTS .............  -32-

     9-1.   MAINTAIN RECORDS ...........................................................  -32-

     9-2.   ACCESS TO RECORDS ..........................................................  -32-

     9-3.   IMMEDIATE NOTICE TO LENDER .................................................  -33-

     9-4.   BORROWING BASE CERTIFICATE .................................................  -34-

     9-5.   WEEKLY REPORTS .............................................................  -34-

     9-6.   MONTHLY REPORTS ............................................................  -35-

     9-7.   ANNUAL REPORTS .............................................................  -35-

     9-8.   OFFICERS' CERTIFICATES .....................................................  -35-

     9-9.   INVENTORIES, APPRAISALS, AND AUDITS ........................................  -36-

     9.10   ADDITIONAL FINANCIAL INFORMATION ...........................................  -37-

     9-11.  FINANCIAL PERFORMANCE AND INVENTORY COVENANTS ..............................  -37-

     9-12.  ELECTRONIC REPORTING........................................................  -37-

ARTICLE 10 - EVENTS OF DEFAULT..........................................................  -37-

     10-1.  FAILURE TO PAY REVOLVING CREDIT  ...........................................  -38-

     10-2.  FAILURE TO MAKE OTHER PAYMENTS .............................................  -38-

     10-3.  FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD) .................  -38-

     10-4.  FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD) ....................  -38-

     10-5.  MISREPRESENTATION ..........................................................  -38-

     10-6.  ACCELERATION OF OTHER DEBT, BREACH OF LEASE ................................  -39-

     10-7.  DEFAULT UNDER OTHER AGREEMENTS  ............................................  -39-

     10-8.  CASUALTY LOS0, NON-ORDINARY COURSE SALES ...................................  -39-

     10-9.  JUDGMENT, RESTRAINT OF BUSINESS ............................................  -39-

     10-10. BUSINESS FAILURE ...........................................................  -39-

     10-11. BANKRUPTCY ................................................................   -39-

     10-12. INSECURITY .................................................................  -40-

     10-13. DEFAULT BY GUARANTOR OR RELATED ENTITY......................................  -40-

     10-14. INDICTMENT - FORFEITURE ....................................................  -40-

     10-15. TERMINATION OF GUARANTY ....................................................  -40-

     10-16. CHALLENGE TO LOAN DOCUMENTS.................................................  -40-

     10-17. EXECUTIVE MANAGEMENT .......................................................  -40-

     10-18. CHANGE IN CONTROL ..........................................................  -41-

     10-19. MATERIAL ADVERSE CHANGE ....................................................  -41-

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT ........................................... -41-

     11-1.  RIGHTS OF ENFORCEMENT ......................................................  -41-

     11-2.  SALE OF COLLATERAL .........................................................  -41-

     11-3.  OCCUPATION OF BUSINESS LOCATION ............................................  -42-

     11-4.  GRANT OF NONEXCLUSIVE LICENSE ..............................................  -42-

     11-5.  ASSEMBLY OF COLLATERAL .....................................................  -43-

     11-6.  RIGHTS AND REMEDIES ........................................................  -43-

ARTICLE 12 - NOTICES ...................................................................  -43-

     12-1.  NOTICE ADDRESSES ...........................................................  -43-

     12-2.  NOTICE GIVEN ...............................................................  -44-

ARTICLE 13 - TERM ......................................................................  -44-

     13-1.  TERMINATION OF REVOLVING CREDIT ............................................  -45-

     13-2.  EFFECT OF TERMINATION ......................................................  -45-

     13-3.  PREPAYMENT PREMIUM .........................................................  -45-

ARTICLE 14 - GENERAL....................................................................  -46-

     14-1.  PROTECTION OF COLLATERAL ...................................................  -46-

     14-2.  SUCCESSORS AND ASSIGNS .....................................................  -46-

     14-3.  SEVERABILITY ...............................................................  -46-

     14-4.  AMENDMENTS, COURSE OF DEALING ...... .......................................  -46-

     14-5.  POWER OF ATTORNEY ..........................................................  -47-

     14-6.  APPLICATION OF PROCEEDS ....................................................  -47-

     14-7.  LENDER'S COSTS AND EXPENSES ................................................  -47-

     14-8.  COPIES AND FACSIMILES ......................................................  -47-

     14-9.  MASSACHUSETTS LAW ..........................................................  -48-

     14-10. CONSENT TO JURISDICTION ....................................................  -48-

     14-11. INDEMNIFICATION ............................................................  -48-

     14-12. RIGHT OF SET-OFF ...........................................................  -49-

     14-13. USURY SAVINGS CLAUSE .......................................................  -49-

     14-14. WAIVERS ....................................................................  -50-

     14-15. CONFIDENTIALITY ............................................................  -50-

     14-16. RIGHT TO PUBLISH NOTICE ....................................................  -51-

     14-17. ENTITIES RELATED TO LENDER .................................................  -51-

     14-18. CREDIT INQUIRIES ...........................................................  -51-

                                    EXHIBITS

1-6         Master Note
3           Definitions
5-2         Related Entities
5-3         Trade Names
5-4         Locations
5-5         Encumbrances
5-6         Indebtedness
5-7         Insurance Policies
5-9         Leases
5-12        Taxes
5-16        Litigation
7-1         DDA's
7-2         Credit Card Arrangements
9-4         Borrowing Base Certificate
9-10        Business Plan
9-11        Financial Performance Covenants
9-R         Financial Reporting

     THIS AGREEMENT is made between Paragon Capital LLC (hereinafter, "PARAGON" OR "LENDER"), a Delaware limited liability company with its principal executive offices at Hillsite Office Building, 75 Second Avenue, Suite 400, Needham, Massachusetts 02494 and The White House, Inc. (hereinafter, the "BORROWER"), a Maryland corporation with its principal executive offices at 6711 Baymeadow Drive, Glen Burnie, Maryland 21060 in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:

ARTICLE 1 - THE REVOLVING CREDIT

     1-1.   ESTABLISHMENT OF REVOLVING CREDIT.

            (a) The Lender establishes a revolving line of credit (the "REVOLVING CREDIT") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, this Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein. The amount of the Revolving Credit shall be determined by the Lender by reference to Availability, as determined by the Lender from time to time hereafter. All loans made by the Lender under this Agreement, and all of the Borrower's other Liabilities to the Lender under or pursuant to this Agreement, are payable as provided herein.

            (b) The Lender agrees, subject to the terms and conditions of this Agreement, to make loans to the Borrower in an amount outstanding not to exceed Availability at any one time.

            (c) Availability shall be based upon Borrowing Base Certificates furnished as provided in Section 9-4, below.

            (d) Anything to the contrary in Section 1-1(b) above notwithstanding, Lender, in the exercise of its discretion, may reduce Advance Rates or create Reserves without declaring an Event of Default if it determines that (i) there has occurred a Material Adverse Change; or (ii) Borrower is not in compliance with covenants set forth in EXHIBIT 9-11.

            (e) The proceeds of loans and advances under the Revolving Credit shall be used solely in accordance with the Business Plan for working capital purposes of the Borrower and for its Capital Expenditures, all solely to the extent permitted by this Agreement.

     1-2.   AVAILABILITY. The Lender does not have any obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the Borrower such that the outstanding principal balance of the Loan Account exceeds Availability. The making of loans, advances, and credits and the providing of financial accommodations in excess of Availability is for the benefit of the Borrower and does not affect the obligations of the Borrower hereunder; such loans, advances, credits, and financial accommodations constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations, on any one occasion such that Availability is exceeded shall not obligate the Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion nor to permit such loans, credits, or advances to remain outstanding.

     1-3.   RISKS OF VALUE OF INVENTORY. The Lender's reference to a given asset in connection with the making of loans and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks concerning the saleability of the Inventory are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

     1-4.   PROCEDURES UNDER REVOLVING CREDIT.

            (a) The Borrower may request loans and advances under the Revolving Credit, each in an amount of not less than Ten Thousand ($10,000) Dollars. Each such request shall be in such manner as may from time to time be acceptable to the Lender.

            (b) The Lender, subject to the terms and conditions of this Agreement, will provide the Borrower with the loan or advance so requested, if such request is received by 11:30 A.M., Boston time on a Banking Day, by the end of business on that Banking Day; otherwise, by the end of the then next Banking Day. The Lender may revise such schedule, from time to time, by giving notice to Borrower at least one day in advance.

            (c) Provided that Availability will not be exceeded (but subject, however, to Subsection 1-4(i), below (which deals with the effect of a Suspension Event)), a loan or advance under the Revolving Credit so requested by the Borrower shall be made by the transfer of the proceeds of such loan or advance to the Funding Account.

            (d) A loan or advance shall be deemed to have been made under the Revolving Credit upon:

                  (i) The Lender's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrower's instructions (if such loan or advance is of funds requested by the Borrower).

                  (ii) The charging of the amount of such loan or advance to the Loan Account (in all other circumstances).

            (e) There shall not be any recourse to, nor liability of, the Lender on account of:

                  (i) Any delay in the making of any loan or advance requested under the Revolving Credit.

                  (ii) Any delay in the proceeds of any such loan or advance constituting collected funds.

                  (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.

            (f) The Lender may rely on any request for a loan or advance or financial accommodation which the Lender, in good faith, believes to have been made by a person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance or to provide any such financial accommodation until the Lender is furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Lender.

            (g) A request by the Borrower for any loan or advance or financial accommodation under the Revolving Credit or of the issuance of an L/C shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

                  (i)    There has been no Material Adverse Change.

                  (ii) The Borrower is in compliance with, and has not breached any of, its covenants contained in this Agreement.

                  (iii) Each representation which is made herein or in any of the Loan Documents is then true and complete as of and as if made on the date of such request.

                  (iv)   No Suspension Event is then in existence.

            (h) The Borrower shall immediately become indebted to the Lender for the amount of each loan or advance under or pursuant to this Agreement when such loan or advance is deemed to have been made.

            (i) Upon the occurrence from time to time of any Suspension Event, the Lender may suspend the Revolving Credit immediately and shall not be obligated, during such suspension, to make any loan or advance or to provide any financial accommodation hereunder.

            (j) The Borrower may request that the Lender cause the issuance of L/C's for the account of the Borrower.

                  (i) Each such request shall be in such manner as may from time to time be acceptable to the Lender.

                  (ii) The Lender will endeavor to cause the issuance of any L/C so requested by the Borrower, provided that the requested L/C is in form satisfactory to the Lender and if so issued:

                         (A) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Two Million ($2,000,000.00) Dollars.

                         (B) The expiry of the L/C is not later than the earlier of thirty (30) days prior to the Maturity Date or the following:

                                (I)    L/C's other than Documentary L/C's: One
                                       (1) year from initial issuance.

                                (II) Documentary L/C's: ninety (90) days from issuance, or such longer period as may be agreed to in advance by the Lender, and

                         (C)    Availability would not be exceeded.

                  (iii) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                  (iv) There shall not be any recourse to, nor liability of, the Lender on account of:

                         (A) Any delay or refusal by an Issuer to issue an L/C.

                         (B) Any action or inaction of an Issuer on account of or in respect to, any L/C.

                  (v) The Borrower shall reimburse the Issuer, immediately upon the drawing under any L/C, for the amount of such drawing. In the event that the Borrower fails to so reimburse the Issuer, the Borrower immediately shall reimburse the Lender for the amount of such drawing. To the extent which the Borrower fails to so reimburse the Issuer or the Lender, the Lender, without the request of the Borrower, may advance under the Revolving Credit any amount which the Borrower is so obligated to pay to the Lender or the Issuer, or for which the Borrower, the Issuer, or the Lender becomes obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then in existence or such advance would result in Availability being exceeded. Such action shall not constitute a waiver of the Lender's rights under Section l-7(b), below.

     1-5.   THE LOAN ACCOUNT.

            (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Lender in which Loan Account a record may be kept of all loans made under or pursuant to this Agreement and of all payments thereon.

            (b) The Lender may also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities and of all credits against such amounts so owed.

            (c) All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

            (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments or deposits as having been advanced under the Revolving Credit if such amounts are then due and payable inclusive of deposits for fees whether incurred at the time of deposit or as duly accounted for in accordance with the terms set forth herein.

            (e) The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in an Overadvance. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 1-7(b), below. Any amount which is added to the principal balance of the Loan Account as provided in this Section shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.

            (f) Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within forty-five (45) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

     1-6.   THE MASTER NOTE. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, may be evidenced by a note (the "MASTER NOTE") in the form of EXHIBIT 1-6, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Master Note shall be required, however, to establish or prove any Liability. In the event that the Master Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender.

     1-7.   PAYMENT OF LOAN ACCOUNT.

            (a) The Borrower may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

            (b) The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the balance of the Loan Account does not exceed Availability.

            (c) The Borrower shall pay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

     1-8.   INTEREST.

            (a) The unpaid principal balance of the Loan Account shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the aggregate of Base plus the Applicable Margin. In no event shall interest accrue at less than eight (8%) percent per annum or in excess of the maximum rate permitted by applicable law.

            (b) Following the occurrence of any Event of Default (and whether or not the Lender exercises any of the Lender's rights on account of such Event of Default), at the election of the Lender, and upon notice to the Borrower, all loans and advances made under the Revolving Credit shall bear interest, through the End Date, unless waived by the Lender in its reasonable discretion, at a rate which is the aggregate of that provided for in Section l-8(a), above, plus three (3%) percent per annum.

            (c)   Accrued interest shall be payable:

                  (i) Monthly in arrears on the first day of the month next following that during which such interest accrued.

                  (ii)   On the Termination Date.

                  (iii)  On the End Date.

     1-9.   FEES. Borrower shall pay to the Lender the following fees:

            (a)   Annual Facility Fee. (i) Except as set forth in subsection
(ii), below, annually as of the date that each payment is due, the Agent shall have earned a facility fee in the amount of the payment to be made for such year. The first such payment shall be made thirty (30) days after the first anniversary of the date of execution hereof and each subsequent payment shall be made thirty (30) days after each subsequent anniversary of the date of execution hereof. The annual facility fee shall be in an amount equal to that percent of the Credit Limit - Special Subline described below:


              Loan Year               % of Credit Limit - Special Subline
              ---------               -----------------------------------
                  1                                    1.50%
                  2                                    1.50%
                  3                                    1.25%
                  4                                    1.00%
         Each Year Thereafter                           .75%

            (i) The Lender shall waive the Annual Facility Fee for any year, if in the prior twelve (12) month period, the Borrower achieves EBITDA which shows a negative variance of not more than the greater of (i) $400,000.00, or
(ii) fifteen percent (15%) multiplied by EBITDA projections for such year.

            (b) Collateral Monitoring Fee. On the date of execution hereof, and on each anniversary date hereof, an annual Collateral Monitoring Fee in the amount of $36,000.00 per year will have been fully earned. Such fee shall be payable monthly, in installments of $3,000.00 each, on the first day of each month, commencing October 1, 2000. Any unpaid portion of the annual Collateral Monitoring Fee shall be due and payable in full on the Termination Date. In addition, the Borrower shall pay a collateral monitoring fee equal to $4,000.00 per month for any months during which there were advances under the Special Subline. Except for reports required pursuant to Section 9-4, in any instance where reporting as outlined in Article 9 is received by Lender beyond the period set forth therein, Borrower shall pay, in addition to the then payable portion of the collateral monitoring fee for the then subject month, an additional fee equal to the amount payable under the Standard Line and the Special Subline. In the event of two (2) consecutive months of late or incomplete reporting, the collateral monitoring fee shall, at the election of the Lender, to be exercised reasonably, increase thereafter, unless waived by the Lender, by Five Thousand ($5,000) Dollars per month plus twice the amount payable as set forth above until such time as the Borrower demonstrates two (2) consecutive months of timely and complete reporting.

            (c) Origination Fee. On the date of execution hereof, an origination fee of Thirty Thousand Dollars ($30,000.00) will have been fully earned. The Origination Fee shall be payable as follows: $30,000.00 shall be payable on December 20, 2000. In addition to the above payment, at such time as the aggregate of the principal amount of the Revolving Credit and the Stated Amount of all L/C's outstanding is equal to or greater than $2,500,000.00, and for each incremental increase of $1,500,000.00 thereafter, the Borrower shall pay to the Lender the sum of $16,500.00 until the Origination Fee is paid in full.

            (d) Financial Examination, Legal Investigation, Documentation, and Appraisal Fees. Subject to the provisions of Article 9-9, Lender's actual charges paid or incurred for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Lender; Lender's reasonable actual charges paid or incurred for each appraisal of the Collateral performed by personnel employed by Lender; and, the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform legal investigation, documentation financial analysis and examinations (i.e., audits) of Borrower or to appraise the Collateral.

            (e) In addition to any other right to which the Lender is then entitled on account thereof, subject to prior written notice given by the Lender to the Borrower, the Lender may assess an additional fee payable by the Borrower on account of the material accommodation of Lender to the Borrower's request that the Lender depart or dispense with one or more of the administrative provisions of this Agreement and/or the Borrower's failure to comply with any of such provisions.

                  (i) By way of non-exclusive example, the Lender may assess a fee on account of any of the following:

                         (A) The Borrower's failure to pay that amount which is necessary so that the principal balance of the Loan Account does not exceed Availability (as required under Section l-7(b), above).

                         (B) The providing of a loan or advance under the Revolving Credit such that Availability would be exceeded.

                         (C) The providing of a same Banking Day loan requested after the time set forth in Section 1-4(b)(i), above.

                         (D) The Borrower's failure to provide a financial statement or report within the applicable time-frame provided for such report under
                                Article 9, below.

                  (ii) The inclusion of the foregoing right on the part of the Lender to assess a fee does not constitute an obligation, on the part of the Lender, to waive any provision of this Agreement under any circumstances. The assessment of any such fee in any particular circumstance shall not constitute the Lender's waiver of any breach of this Agreement on account of which such fee was assessed nor a course of action on which the Borrower may rely.

            (f) The Borrower shall not be entitled to any credit, rebate or repayment of any Annual Facility Fee, Collateral Monitoring Fee, Origination Fee, or other fee previously earned by the Lender pursuant to this Section notwithstanding any termination of this Agreement or suspension or termination of the Lender's obligation to make loans and advances hereunder.

     1-10.  LENDER'S DISCRETION.

            (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Lender shall be to that Lender's exercise of its judgement, in good faith (which shall be presumed), based upon that Lender's consideration of any such factor as the Lender, taking into account information of which that Lender then has actual knowledge, believes:

                  (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Lender's security and collateral interests therein, or the amount which the Lender would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).

                  (ii) Indicates that any report or financial information delivered to the Lender by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

                  (iii) Suggests an increase in the likelihood that the Borrower will become the subject of a bankruptcy or insolvency proceeding.

                  (iv)   Constitutes a Suspension Event.

            (b) In the exercise of such judgement, the Lender also may take into account any of the following factors:

                  (i) Those included in, or tested by, the definitions of "ACCEPTABLE INVENTORY", "RETAIL", and "COST".

                  (ii) The current financial and business climate of the industry in which the Borrower competes (having regard for the Borrower's position in that industry).

                  (iii) General economic conditions which have a material effect on cost structure.

                  (iv) Material changes in or to the mix of the Borrower's Inventory.

                  (v) Seasonality with respect to the Borrower's Inventory and pattern of the Borrower's retail sales versus that which was projected.

                  (vi) Material Changes in Availability versus that which was projected.

                  (vii) Such other factors as the Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

            (c) The burden of establishing the failure of the Lender to have acted in a reasonable manner in such Lender's exercise of discretion shall be the Borrower's.

     1-11.  FEES FOR L/C'S.

            (a) During any month in which any L/Cs have been issued or are undrawn, the Borrower shall pay to the Lender a monthly fee equal to one percent (1%) per month of the average amount of issued and undrawn L/Cs.

            (b) In addition to the fee to be paid as provided in Subsection 1-11 (a), above, the Borrower shall pay to the Lender (or to the Issuer, if so requested by the Lender), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

     1-12.  CONCERNING L/C'S.

            (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                  (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower.

                  (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if such documents on their face appear to be in order.

            (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

            (c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to:

                  (i)    Select an advising bank, if any.

                  (ii)   Select a paying bank, if any.

                  (iii)  Select a negotiating bank.

            (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). Neither the Lender nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

            (e) The Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

            (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No.500, and any subsequent revisions thereof.

            (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                  (i) Impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Lender or any Issuer has an obligation to lend to fund drawings under any L/C.

                  (ii) Impose on any Issuer any other condition or requirements relating to any such letters of credit; and the result of any event referred to in Section 1-12(g)(i) or 1-12(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate such Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 1-12(g)(i) or 1-12(g)(ii), above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with the officer's certificate, shall be conclusive and binding on the Borrower.

            (h) The obligations of the Borrower under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances whatsoever including, without limitation, the following:

                  (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                  (ii) Any amendment or waiver of, or consent to the departure from, any L/C.

                  (iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

                  (iv) Any honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

                  (v) The Borrower shall not present to Lender or cause the amendment of an L/C without satisfactory evidence of one or more of the following: (a) change in delivery date; (b) Borrower's receipt of partial shipment; or (c) change to original order reflected in OTB (open to Buy) or other information which may be so reasonably requested by the Lender.

            (i) In no event, shall Lender or Issuer have any obligation to honor any L/C presented for payment after its expiration. In the event no payment has been made, the Stated Amount of such L/C shall continue to be deducted from Availability for thirty (30) days beyond expiration of said L/C.

ARTICLE 2 - GRANT OF SECURITY INTEREST

     2-1.   GRANT OF SECURITY INTEREST. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

            (a)   All Inventory.

            (b) All Accounts, accounts receivable, contracts, contract rights, notes, bills, drafts, acceptances, General Intangibles, Instruments, Documents, Document of Title, Chattel Paper, securities, Security Entitlements, Security Accounts, Investment Property, choses in action, and all other debts, obligations and liabilities in whatever form, owing to Borrower from any Person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Borrower, for goods sold by it or for services rendered by it, or however otherwise same may have been established or created, all guarantees and securities therefor, all right, title and interest of Borrower in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, all rights to replevy goods, and all rights of an unpaid seller of merchandise or services.

            (c) All machinery, Equipment, Fixtures and other Goods whether now owned or hereafter acquired by the Borrower and wherever located, all replacements and substitutions therefor or accessions thereto and all proceeds thereof.

            (d)   Leasehold Interests and rights of occupancy.

            (e)   Real Estate.

            (f) All proceeds, products, substitutions and accessions of or to any of the foregoing in any form, including, without limitation, all proceeds, refunds and premium rebates of credit, fire or other insurance, and also including, without limitation, rents and profits resulting from the temporary use of any of the foregoing.

     2-2. EXTENT AND DURATION OF SECURITY INTEREST. This grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender.

ARTICLE 3 - DEFINITIONS

     All capitalized terms used in this agreement which are not otherwise defined herein or in the UCC shall have the meanings assigned to them in
EXHIBIT 3, annexed hereto.

ARTICLE 4 - CONDITIONS PRECEDENT

     The effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, is conditioned upon the delivery to Lender of the documents described below, each in form and substance satisfactory to the Lender, and the satisfaction of the conditions described below:

     4-1.   CORPORATE DUE DILIGENCE.

            (a) A Certificate of legal existence and good standing issued by the Secretary of State or other governing authority of the State of Borrower's legal formation.

            (b) Certificates of due qualification and good standing, issued by the Secretary(ies) of State or other governing authority of each state in which the nature of the Borrower's business conducted or assets owned could require such qualification.

            (c) A Certificate of the Borrower's secretary, clerk or otherwise authorized officer or other Person attesting to the due adoption, continued effectiveness, and setting forth the texts of, each resolution or authorization adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

     4-2.   OPINION. An opinion of counsel to the Borrower in form and substance satisfactory to Lender and Lender's counsel.

     4-3.   CASH MANAGEMENT AND ADDITIONAL DOCUMENTS. Such additional
instruments and documents including, without limitation, an agreement for the Blocked Account executed by the Borrower, Lender and the applicable bank, agreements with Borrower's credit card processors and/or other credit service providers executed by the Borrower, Lender and each such processor or service provider, and any other notices or agreements required under Article 7 hereof, as the Lender or its counsel reasonably may require or request, in each case in form and substance satisfactory to Lender and its counsel.

     4-4.   KEY LIFE POLICIES. Intentionally deleted.

     4-5.   OFFICERS' CERTIFICATES. Certificates executed by the president or chief executive officer and the chief financial officer of the Borrower and stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

     4-6.   REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by and or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made.

     4-7.   INITIAL MINIMUM EXCESS AVAILABILITY. Availability, after giving effect to the first loans and advances to be made under the Revolving Credit; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, the establishment of such Revolving Credit, is not less than One Million ($1,000,000.00) Dollars.

     4-8.   NO EVENT OF DEFAULT. No event shall have occurred, or failed to occur, which occurrence or which failure constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

     4-9.   NO MATERIAL ADVERSE CHANGE. No Material Adverse Change has occurred.

     4-10. DELIVERY OF DOCUMENTS. No document shall be deemed delivered to the Lender until received and accepted by the Lender at its head offices in Needham, Massachusetts. Under no circumstances will this Agreement take effect until executed and accepted by the Lender at said head office. In the event that Lender agrees to make the initial advance or any subsequent advance hereunder, prior to Borrower's delivery of any documents required under this Article 4 or otherwise by this Agreement, an additional fee, equal to the greater of one-half of one (0.5%) percent of the then outstanding amount of the Loan Account or Five Hundred ($500) Dollars shall be payable weekly on Thursday until such time as all such documents are provided.

ARTICLE 5 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     To induce the Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

     5-1.   PAYMENT AND PERFORMANCE OF LIABILITIES. The Borrower shall pay each
Liability due Lender when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability due Lender and pay each Liability due others in accordance with its current custom and practice. If Borrower has any dispute with respect to any Liability, Borrower shall give Paragon notice of said dispute.

     5-2.   DUE ORGANIZATION - AUTHORIZATION - NO CONFLICTS.

            (a) The Borrower presently is and shall hereafter remain in good standing as a legal entity in the state in which it is legally formed and is and shall hereafter remain duly qualified and in good standing in every other state in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary.

            (b) Each Related Entity is listed on EXHIBIT 5-2, annexed hereto. Each Related Entity is and shall hereafter remain in good standing in the state in which legally formed and is and shall hereafter remain duly qualified in every other state in which, by reason of the nature and location of that entity's assets or the operation of such entity's business, such qualification may be necessary. The Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be a Related Entity.

            (c) The Borrower has all legal corporate power and authority to execute and deliver all and singular the Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite legal power and authority to perform any and all of the Liabilities.

            (d) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrower as contemplated hereby); the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                  (i) Have been duly authorized by all necessary legal action.

                  (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

                  (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

            (e) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     5-3.   TRADE NAMES.

            (a)   EXHIBIT 5-3, annexed hereto, is a listing of:

                  (i) All names under which the Borrower ever conducted its business, all trademark and service mark registrations and applications with respect to any trademark or service mark; and all licenses pursuant to which Borrower has the right to use any trademark or service mark.

                  (ii) All entities and/or Persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of Person's assets.

            (b) Except (i) upon not less than twenty-one (21) days prior written notice given the Lender, and (ii) in compliance with all other provisions of this Agreement, the Borrower will not undertake or commit to undertake any action such that the results of that action, if undertaken prior to the date of this Agreement, would have been reflected on EXHIBIT 5-3.

            (c) Except as described on EXHIBIT 5-16, the Borrower owns and possesses, or has the right to use all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

            (d) The conduct by the Borrower of the Borrower's business does not infringe on the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

     5-4.   LOCATIONS, LANDLORD'S CONSENTS, WAIVERS.

            (a) The Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained solely at the Borrower's chief executive offices as set forth at the beginning of this Agreement and at those locations which are listed on EXHIBIT 5-4, annexed hereto, which exhibit includes all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords. Except (i) to accomplish sales of Inventory in the ordinary course of business or (ii) to utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles), the Borrower shall not remove any Collateral from said chief executive offices or those locations listed on
EXHIBIT 5-4.

            (b) The Borrower shall obtain and deliver to the Lender a consent, waiver and subordination (reasonably satisfactory to the Lender) by the landlord for all of the Borrower's warehouse and distribution center locations prior to the date of execution hereof. The Borrower shall use its best efforts to obtain and deliver to the Lender a consent, waiver and subordination (reasonably satisfactory to the Lender) by the landlord for the Borrower's store locations within thirty (30) days of the date of execution hereof.

            (c)   Upon expiration of the thirty (30) day period referenced in
Section 5-4(b)above, Lender will establish an Availability Reserve for up to thirty (30) days rent for each of the Borrower's locations in a Landlord Lien State or in a One Turn State for which a satisfactory consent, waiver and subordination has not been received. Such Availability Reserve may be reduced or eliminated but only if no Suspension Event is then in existence or has not theretofore occurred, upon the furnishing to the Lender of a consent, waiver and subordination (in form reasonably satisfactory to the Lender) by the landlord for the subject location.

            (d) Without duplication of any Availability Reserve described above, the Lender may establish an Availability Reserve for past due rent.

            (e)   The Borrower will not:

                  (i) Execute, alter, modify, or amend any Lease, except for Borrower's benefit and with at least ten (10) days prior written notice to Lender.

                  (ii) Commit to, or open or close any location at which the Borrower maintains, offers for sale, or stores any of the Collateral except (x) Borrower may open up to thirty-five (35) locations per year but only to the extent provided in the Business Plan, approved by

Borrower's Board of Directors and with at least fifteen (15) days prior written notice to Lender and (y) Borrower may close up to ten (10) locations per year but only to the extent provided for in the Business Plan, as approved by Borrower's Board of Directors, with at least thirty (30) days prior written notice to Lender, and, if Borrower determines to employ an agent to effect any such closings, whether on a guarantee or fee basis or otherwise, subject to bidding procedures and an agreement acceptable to the Lender.

            (f) Except as otherwise disclosed on EXHIBIT 5-4, no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment. Borrower shall obtain and deliver a consent, waiver and subordination (in form reasonably satisfactory to the Lender) from each bailee disclosed on EXHIBIT 5-4 on or prior to the date of execution hereof.

     5-5.   TITLE TO ASSETS.

            (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following:

                  (i)    The security interest created herein.

                  (ii) Equipment purchased, sold and leased back in the ordinary course of the Borrower's business.

                  (ii) Those Encumbrances (if any) listed on EXHIBIT 5-5, annexed hereto.

            (b) The Borrower does not and shall not have possession of any property on consignment to the Borrower.

     5-6.   INDEBTEDNESS. The Borrower does not and shall not hereafter have any
Indebtedness with the exceptions of:

            (a)   Any Indebtedness to the Lender.

            (b) The Indebtedness (if any) listed on EXHIBIT 5-6, annexed hereto.

            (c) Capital Leases, not to exceed Forty Thousand ($40,000.00) Dollars per year per store (whether for the opening of new stores or remodeling of existing stores) and not to exceed Two Hundred Thousand ($200,000.00) Dollars per year for the Borrower's home office, provided Lender is given prompt written notice of any Capital Lease and no lien on the Collateral arises as a result thereof.

     5-7.   INSURANCE POLICIES.

            (a) EXHIBIT 5-7, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

            (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Lender. The coverage reflected on EXHIBIT 5-7 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrower shall provide for a minimum of twenty (20) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

            (c) The Borrower shall advise the Lender of each claim in excess of Ten Thousand ($10,000) Dollars made by the Borrower under any policy of insurance which covers the Collateral and after the occurrence of any Event of Default, will permit the Lender, at the Lender's option in each instance, to the exclusion of the Borrower, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). The Borrower hereby appoints the Lender as the Borrower's attorney in fact, to be exercised after the occurrence of an Event of Default, unless waived by the Lender in its reasonable discretion, to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. This appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.

            (d) The Borrower shall maintain at all times those policies of insurance obtained by the Borrower and assigned to the Lender as required by
Section 4-4, above.

     5-8.   LICENSES. Each license, distributorship, franchise, and similar agreement issued to, or to which the Borrower is a party is in full force and effect. No party to any such license or agreement is in default or violation thereof. The Borrower has not received any notice or threat of cancellation of any such license or agreement.

     5-9.   LEASES. EXHIBIT 5-9, annexed hereto, is a schedule of all presently effective Leases and Capital Leases. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Lender, after prior notice to the Borrower, at any time and from time to time to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Lender may determine.

     5-10. REQUIREMENTS OF LAW. The Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law. The Borrower has not received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

     5-l1.  MAINTAIN PROPERTIES. The Borrower shall:

            (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

            (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

            (c) Not use any of the Collateral in violation of any policy of insurance thereon.

            (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following, in each case, subject to the turning over to the Lender of all Receipts with respect to the same as provided herein.

                  (i) The sale of Inventory in compliance with this Agreement.

                  (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

     5-12.  PAY TAXES.

            (a) The federal income tax returns of the Borrower have been audited by the Internal Revenue Service (or closed by applicable statutes) for all fiscal years through and including the Borrower's taxable year referenced on
EXHIBIT 5-12, annexed hereto, and all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is in existence which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue has been raised in any such examination which reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

            (b) All returns of the Borrower for state and local income, excise, sales, and other taxes have been audited (or closed by applicable statutes) for all fiscal years through and including the Borrower's taxable year referenced on EXHIBIT 5-12, annexed hereto, and ail deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is in existence which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes. No issue has been raised in any such examination which reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

            (c) Except as disclosed on said EXHIBIT 5-12, there are no examinations of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any state taxing authority.

            (d) The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any Person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other material returns and other material reports with each governmental authority to whom the Borrower is obligated to so file.

            (e) At its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the Collateral by any Person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Lender, in the Lender's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment.

     5-13. NO MARGIN STOCK. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations G, U, T, and X, of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     5-14. ER1SA. Neither the Borrower nor any ERISA Affiliate ever has or hereafter shall:

            (a) Violate or fail to be in full compliance with the Borrower's Employee Benefit Plan.

            (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower.

            (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).

            (d) Engage in, or commit, any act such that a tax or penalty could be imposed on account thereof pursuant to ERISA.

            (e) Accumulate any material funding deficiency within the meaning of ERISA.

            (f) Terminate any Employee Benefit Plan such that a lien could be asserted of the Borrower on account thereof pursuant to ERISA.

            (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of
Section 4001(a) of ERISA.

     5-15.  HAZARDOUS MATERIALS.

            (a)   The Borrower has never:

                  (i) Been legally responsible for any release or threat of release of any Hazardous Material.

                  (ii) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

            (b)   The Borrower shall:

                  (i) Dispose of any Hazardous Material only in compliance with all Environmental Laws.

                  (ii) Not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.

            (c) The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.

     5-16. LITIGATION. Except as set forth on EXHIBIT 5-16, annexed hereto, there is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

     5-17. DIVIDENDS OR INVESTMENTS. Without the prior written consent of the Lender, the Borrower shall not:

            (a) Unless in accordance with the Business Plan, pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.

            (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock.

            (c) Invest in or purchase any stock or securities or rights to purchase any stock or securities of any corporation or other entity.

            (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity without the Lender's prior written consent.

            (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity without the Lender's prior written consent.

            (f) Organize or create any Related Entity, without the prior written consent of the Lender.

            (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

     5-18. LOANS. The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

            (a) Advance payments made to the Borrower's suppliers in the ordinary course.

            (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the Person seeking such advance and properly reimbursable by the Borrower.

     5-19. PROTECTION OF ASSETS. The Lender, in the Lender's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.

     5-20. LINE OF BUSINESS. The Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

     5-21. AFFILIATE TRANSACTIONS. The Borrower shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price which shall:

            (a) Be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

            (b) Not differ from that which would have been charged in an arms length transaction.

     5-22.  EXECUTIVE PAY.

            (a) The only Executive Officers of the Borrower, at the execution of this Agreement, are those individuals referenced in the definition of "Executive Officers".

            (b) Prior to the execution of this Agreement, the Borrower furnished the Lender with copies of all written Executive Agreements and outlines of the salient features of all unwritten Executive Agreements (as amended to date) then in existence. There are no material unwritten agreements or understandings between the Borrower and any Executive Officer which relate to Executive Pay, written disclosure of which has not been made to the Lender.

            (c) The Borrower will not without the prior consent of the Borrower's compensation committee:

                  (i) Enter into any Executive Agreement not existing at the execution of this Agreement.

                  (ii) Alter, amend, supplement, or otherwise change any Executive Agreement.

                  (iii) Pay, provide, or facilitate any Executive Pay other than as provided in an Executive Agreement or, if not covered by an Executive Agreement, as permitted pursuant to Section 5-21, above.

     5-23.  ADDITIONAL ASSURANCES.

            (a) The Borrower is not the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 4) will not be subject to a perfected security interest in favor of the Lender (subject only to those Encumbrances (if any) described on EXHIBIT 5-5, annexed hereto) to secure the Liabilities.

            (b) The Borrower will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security interest in favor of the Lender to secure the Liabilities (subject only to Encumbrances (if any) permitted pursuant to Section 5-5, above).

            (c) The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of any Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the security interests created herein.

            (d) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 5-23 shall be sufficient for filing to perfect the security interests granted herein.

     5-24.  ADEQUACY OF DISCLOSURE.

            (a) All financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered.

There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

            (b) The Borrower does not have any contingent obligations or obligation under any Lease or Capita] lease which is not noted in the Borrower's financial statements furnished to the Lender prior to the execution of this Agreement.

            (c) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

     5-25.  MINIMUM EXCESS AVAILABILITY. [See EXHIBIT 9-11.]

     5-26. NO MATERIAL ADVERSE CHANGE. There has not been a Material Adverse Change.

     5-27. 2000 COMPLIANCE. On the basis of a comprehensive inventory, review and assessment currently being undertaken by Borrower of Borrower's computer applications utilized by Borrower or contained in products produced or sold by Borrower, and upon inquiry made of Borrower's material suppliers and vendors, Borrower's management is of the considered view that Borrower, its products, and all such suppliers and vendors are Year 2000 Compliant.

     5-28. OTHER COVENANTS. The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL

     6-1.   USE OF INVENTORY COLLATERAL.

            (a) Without the prior written consent of the Lender, the Borrower shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and any use of any of the Inventory in breach of any provision of this Agreement.

            (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of Inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Lender.

     6-2.   INVENTORY QUALITY. All Inventory now owned or hereafter acquired by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

     6-3.   ADJUSTMENTS AND ALLOWANCES. The Borrower may grant such allowances or other adjustments to the Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Lender's prior written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrower pursuant to this
Section 6-3 may be limited or terminated by the Lender at any time in the Lender's discretion.

     6-4.   VALIDITY OF ACCOUNTS.

            (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

            (b) The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Lender of any such fact immediately after Borrower becomes aware of any such impairment.

            (c) The Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Lender) in the event of the Borrower's failure so to perform.

     6-5.   NOTIFICATION TO ACCOUNT DEBTORS. The Lender shall have the right at any time after the occurrence of an Event of Default has occurred) to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

ARTICLE 7 - CASH MANAGEMENT

     7-1.   DEPOSITORY ACCOUNTS.

            (a) Annexed hereto as EXHIBIT 7-1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; (iii) if applicable, a contact Person at such depository; and (iv) the telephone number of the contact Person.

            (b) The Borrower shall, as a condition to the effectiveness of this Agreement:

                  (i) Establish an account in the name of, for the benefit of and under the control of, Lender into which all Receipts shall be deposited (the "Blocked Account")

                  (ii) Deliver to Lender proof of the mailing, to each depository institution with which any DDA is maintained (other than the Funding Account or any Local DDA) of notification (in form satisfactory to the Lender) of the Lender's interest in such DDA. In the event that Agent or Borrower shall receive notice that any depository at which a DDA is maintained on the date hereof, or is subsequently established as contemplated under paragraph (c) below, refuses to accept and comply with the notifications delivered by the Borrower to such depository institution of the Lender's interest in such DDA, Borrower will immediately close all DDAs maintained with such depository institution and establish new DDAs with depository institutions which accept and agree to such notifications.

                  (iii) Deliver to Lender an agreement (in form satisfactory to the Lender) with any depository institution at which a Blocked Account is maintained.

            (c) The Borrower will not establish any DDA hereafter (other than a Local DDA) unless Borrower, contemporaneous with such establishment, the Borrower delivers to the Lender proof of mailing to any such institution, a notification (in form satisfactory to the Lender) of the Lender's interest in such DDA.

            (d) The Borrower will establish and maintain separate accounts exclusively for purposes of payroll.

            (e) The contents of each DDA constitutes Collateral and Proceeds of Collateral.

            (f) Upon the request of the Borrower after the End Date, the Lender shall notify the depository institutions with which DDA's are maintained that the Lender no longer retains any interest in such DDA's.

     7-2.   CREDIT CARD RECEIPTS.

            (a) Annexed hereto as EXHIBIT 7-2, is a Schedule which describes all Credit Card Processors, which term shall include any "instant credit" providers and any other arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit card charges for sales by the Borrower.

            (b) The Borrower shall deliver to the Lender the written acknowledgment and consent of each of the Credit Card Processors to a notice in form satisfactory to the Lender, which notice provides that payment of all credit card charges submitted by the Borrower to that Credit Card Processor payable to the Borrower by such Credit Card Processor shall be directed to the Blocked Account. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Lender.

     7-3.   THE CONCENTRATION ACCOUNT, THE BLOCKED ACCOUNT AND THE FUNDING
ACCOUNTS.

            (a) The following accounts have been or will be established (and are so referred to herein):

                  (i) The Concentration Account: Established by the Lender with The Chase Manhattan Bank, N.A.

                  (ii) The Funding Account: Established by the Borrower with AllFirst Bank.

                  (iii) The Blocked Account: Established by the Borrower with AllFirst Bank.

            (b) The contents of all DDA's and the Blocked Account constitute Collateral and Proceeds of Collateral.

            (c) The Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by the Lender or by any bank in which any account is opened as required hereby (even if such account is opened by the Lender).

     7-4.   PROCEEDS AND COLLECTION OF ACCOUNTS.

            (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrower for the Lender; shall not be commingled with any of the Borrower's other funds; and shall be deposited and/or transferred only to the Blocked Account.

            (b) The Borrower shall cause the ACH or wire transfer to the Blocked Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of:

                  (i) The then contents of each DDA (other than (A) any Local DDA and (B) the Funding Account), each such transfer to be net of any minimum balance, not to exceed Seven Hundred Fifty ($750) Dollars.

                  (ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

            (c) Whether or not any Liabilities are then outstanding, the Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of the entire previous day's closing collected balance of the Blocked Account.

            (d)   In the event that, notwithstanding the provisions of this
Section 7-4, the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Lender and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Lender.

     7-5.   PAYMENT OF LIABILITIES.

            (a) On each Banking Day, upon receipt by Lender, the Lender may apply towards the Liabilities, the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained), PROVIDED, HOWEVER, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made one
(1) Banking Days after such transfer.

            (b) The Lender shall transfer to the Funding Account any surplus in excess of the Liabilities in the Concentration Account (attributable to Borrower) remaining after the application towards the Liabilities referred to in
Section 7-5(a), above (less those amounts which are to be netted out, as provided therein) PROVIDED, HOWEVER, in the event that both (i) a Suspension Event has occurred and (ii) one or more L/C's are then outstanding, the Lender may establish a funded reserve of up to one hundred ten (110%) percent of the aggregate Stated Amounts of such L/C's.

     7-6.   THE FUNDING ACCOUNT. All checks shall be drawn by the Borrower upon, and other disbursements made by the Borrower solely from, the Funding Account and such other accounts as to which the Borrower has furnished notice to the Lender.

     7-7.   CAPITAL INFUSIONS, ETC. The proceeds of any investment in the
Borrower from any source, including without limitation, proceeds of the issuance or sale of any capital stock or debt instruments, shall be deposited by the purchaser thereof directly into the Blocked Account. In addition, any funds received by Borrower other than from ordinary business operations, including without limitation, tax refunds, insurance or condemnation proceeds or damage awards, shall be deposited directly into the Blocked Account.

ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT

     8-1.   APPOINTMENT AS ATTORNEY-IN-FACT. The Borrower hereby irrevocably constitutes and appoints the Lender as the Borrower's true and lawful attorney, with full power of substitution, exercisable after the occurrence of any Event of Default, not waived by the Lender in its reasonable discretion, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by this appointment include but are not limited to the right and power to:

            (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

            (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate Person to whom to so turn over such mail.

            (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

            (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

            (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

            (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

            (g) Use, license or transfer any or all General Intangibles of the Borrower.

            (h) Sign and file or record any financing or other statements in order to perfect or protect the Lender's security interest in the Collateral.

     8-2.   NO OBLIGATION TO ACT. The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 8-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 9 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/FINANCIAL COVENANTS

     9-1.   MAINTAIN RECORDS. The Borrower shall:

            (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

            (b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 9 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the period(s) covered therein.

            (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

            (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

            (e)   Not change the Borrower's fiscal year.

            (f)   Not change the Borrower's taxpayer identification number.

     9-2.   ACCESS TO RECORDS.

            (a) The Borrower shall accord the Lender and the Lender's representatives with access from time to time as the Lender and such representatives may require to all properties owned by or over which the Borrower has control. The Lender and the Lender's representatives shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.

            (b) The Borrower hereby authorizes the Lender and the Lender's representatives to:

                  (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other Person, and directs any such service bureau, contractor, accountant, or other Person fully to cooperate with the Lender and the Lender's representatives with respect thereto.

                  (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

     9-3.   IMMEDIATE NOTICE TO LENDER.

            (a) The Borrower shall provide the Lender with written notice immediately upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                  (i) Any change in the Borrower's Executive Officers, officers, directors, controllers or key employees.

                  (ii) The completion of any physical count of the Borrower's Inventory (together with a copy of the certified or such other results as may then be available thereof), to the extent that such count was completed in connection with any store closing or was necessitated as a result of any prior count.

                  (iii) Any ceasing of the Borrower's making of payment, in the ordinary course, to any of its creditors (including the ceasing of the making of such payments on account of a dispute with the subject creditor).

                  (iv) Any failure by the Borrower to pay rent at any of the Borrower's locations, which failure continues for more than five (5) days following the day on which any grace period for the Borrower's payment of rent has expired. If Borrower has any dispute with any Landlord with respect to rent payable or other matters, Borrower shall give Lender written notice of said dispute unless otherwise disclosed in any officer's certificate furnished to the Lender by the Borrower.

                  (v) Any failure by Borrower to pay trade liabilities or other expense liabilities in accordance with their past business practices.

                  (vi) Any material change in the business, operations, or financial affairs of the Borrower.

                  (vii)  The occurrence of any Suspension Event.

                  (viii) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 9-1 (d)).

                  (ix) Any litigation which, if determined adversely to the Borrower, might have a material adverse effect on the financial condition of the Borrower.

                  (x) The reduction by any of Borrower's material vendors in the amount of trade credit or terms provided by such vendor to Borrower on the date of execution hereof.

                  (xi) The engagement or employment by Borrower of any bankruptcy, restructuring or "turn-around" professionals.

            (b)   The Borrower shall:

                  (i) Provide the Lender, when so distributed, with copies of any materials distributed to all shareholders of the Borrower (qua such shareholders).

                  (ii) At the request of the Lender, from time to time, provide the Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio such advertising).

                  (iii) Provide the Lender, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.

     9-4.   BORROWING BASE CERTIFICATE. The Borrower shall provide the Lender, daily, with a Borrowing Base Certificate (in the form of EXHIBIT 9-4 annexed hereto, as such form may be revised from time to time by the Lender). Such Certificate may be sent to the Lender by facsimile transmission, provided that the original thereof is forwarded to the Lender on the date of such transmission at its request. No adjustments to the Borrowing Base Certificate may be made without support documentation and such other documentation as may be requested by Lender from time to time.

     9-5.   WEEKLY REPORTS. Weekly, not later than Wednesday for the immediately preceding fiscal week:

            See EXHIBIT 9-R.

In the event that Availability equals Two Hundred Fifty Thousand ($250,000) Dollars or less for seven (7) consecutive Business Days, then Borrower shall provide Lender, at the Lender's request, with weekly cash flow reports in form and content satisfactory to Lender.

     9-6.   MONTHLY REPORTS.

            (a) Monthly, the Borrower shall provide the Lender with original counterparts of (each in such form as the Lender from time to time may specify):

                  (i) Within fifteen (15) days of the end of the previous month:

                         See EXHIBIT 9-R

                  (ii) Within thirty (30) days of the end of the previous month:
                         Statement of Gross Margin (Paragon format)

                         See EXHIBIT 9-R

            (b) For purposes of Section 9-6(a)(i), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be July, 2000 and for purposes of Section 9-6(a)(ii), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be July, 2000.

     9-7.   ANNUAL REPORTS.

            (a) In addition to the monthly reports required under Article 9-6, annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with an original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by, and bearing the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

            (b) Each annual statement shall be accompanied by such accountant's certificate indicating that to the best knowledge of such accountant, no event has occurred which is or which, solely with the passage of time or the giving of notice (or both) would be, an Event of Default.

            (c) Borrower shall provide interim draft annual financial statements (inclusive of subsequent periods, until year end statements are delivered) within thirty (30) days of each year end.

     9-8.   OFFICERS' CERTIFICATES. The Borrows shall cause the Borrower's
President and Chief Financial Officer respectively to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

            (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however (with the exception of the Certificate which accompanies such annual statement) to usual year end adjustments.

            (b)   Indicate either that (i) no Suspension Event has occurred or
(ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

            (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 9-12, below.

            (d) Indicate that all taxes (broken down by type) have or have not been paid.

            (e) Indicate that all rent and additional rent due pursuant to any store lease have or have not been paid.

     9-9.   INVENTORIES, APPRAISALS, AND AUDITS.

            (a) The Lender, at the expense of the Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower.

            (b) Upon the Lender's request from time to time, the Borrower shall obtain, or shall permit the Lender to obtain (in all events, at the Borrower's expense) financial or SKU based physical counts and/or inventories of the Collateral, conducted by such inventory takers as are satisfactory to the Lender and following such methodology as may be required by the Lender, each of which physical counts and/or financial or SKU based inventories shall be observed by the Borrower's accountants. The Lender will require the Borrower to conduct two (2) such counts and/or inventories during each twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such counts or inventories during such period. The draft or unaudited results of all inventories or counts shall be furnished to Lender immediately thereafter and final, reconciled results within ten (10) business days of the taking of such inventories or counts. The Borrower agrees that the Lender is entitled to request and receive directly from the inventory taker the unaudited or draft results of any such inventory or audit.

            (c) Upon the Lender's request from time to time, the Borrower shall permit the Lender to obtain appraisals (in all events, at the Borrower's expense) conducted by such appraisers as are satisfactory to the Lender.

            (d) The Lender contemplates conducting three (3) commercial finance audits (in each event, at the Borrower's expense) of the Borrower's books and records during any twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such audits during such period.

            (e) The Lender from time to time (in all events, at the Borrower's expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises. The Lender shall provide the Borrower with a copy of any non-company confidential results of such mystery shopping.

     9-10.  ADDITIONAL FINANCIAL INFORMATION.

            (a) In addition to all other information required to be provided pursuant to this Article 9, the Borrower promptly shall provide the Lender with such other and additional information concerning the Borrower and any guarantor of the Liabilities, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

            (b) The Borrower has provided the Lender with its current Business Plan, a copy of which is annexed hereto as EXHIBIT 9-10. The Borrower may provide the Lender, from time to time hereafter, with updated Business Plans. In all events, the Borrower, not later than sixty (60) days prior to the end of each of the Borrower's fiscal years, shall furnish the Lender with an updated and extended Business Plan which shall go out at least through the end of the then next fiscal year and the final Business Plan within fifteen (15) days prior to the end of Borrower's fiscal year. In each event, such updated and extended Business Plans shall be prepared pursuant to a methodology and shall include such assumptions as are satisfactory to the Lender. Routinely throughout the year, the Lender, following the receipt of any of such revised forecast which reflects material adverse business performance, may, but shall not be under any obligation to, revise the financial performance covenants included on EXHIBIT 9-11, annexed hereto.

     9-11. FINANCIAL PERFORMANCE AND INVENTORY COVENANTS. The Borrower shall observe and comply with those financial performance and inventory covenants set forth on EXHIBIT 9-11 annexed hereto.

     9-12. ELECTRONIC REPORTING. At Lender's option all information and reports required to be supplied to Lender by Borrower shall be transmitted electronically pursuant to an electronic transmitting reporting system, to the extent that the Borrower maintains such electronic reporting system, and shall be in a record layout format designated by Lender from time to time.

ARTICLE 10 - EVENTS OF DEFAULT

     The occurrence of any event described in this Article 10 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 10-11, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Lender and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

     10-1. FAILURE TO PAY REVOLVING CREDIT. The failure by the Borrower to pay any amount when due under the Revolving Credit.

     10-2. FAILURE TO MAKE OTHER PAYMENTS. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit.

     10-3. FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD). The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in section 10-1 or section 10-2, above, and included in any of the following provisions hereof:

                  Section        Relates to:
                  -------        -----------
                  5-4            Location of Collateral
                  5-5            Title to Assets
                  5-6            Indebtedness
                  5-7            Insurance Policies
                  5-12           Pay Taxes
                  5-21           Affiliate Transactions
                  5-23           Additional Assurances
                  Article 7      Cash Management
                  Article 9      Financial Reporting Requirements and Financial
                                 Covenants (subject to Section 10-4, below).

     10-4. FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD). The failure by the Borrower to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement, other than those described in Sections 10-1, 10-2 or 10-3, or in any other agreement with Lender which is not remedied within the earlier of ten (10) days after (i) notice thereof by Lender to Borrower, or (ii) the date Borrower was required to give notice to Lender pursuant to Section 9-3(a)(vi) hereof. Notwithstanding the inclusion of the reference to Article 9 in Section 10-3, above, once during the first year after the date hereof, if the Borrower fails to deliver any reports required pursuant to Sections 9-4 and 9-5, the Lender shall so notify the Borrower and the Borrower shall not be deemed to have failed to comply if the Borrower delivers such reports within three (3) days after notice.

     10-5. MISREPRESENTATION. The determination by the Lender that any representation or warranty at any time made by the Borrower to the Lender was not true or complete in all material respects when given.

     10-6. ACCELERATION OF OTHER DEBT, BREACH OF LEASE. The occurrence of any event such that any Indebtedness of the Borrower to any creditor other than the Lender could be accelerated or, without the consent of the Borrower, any Lease could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

     10-7. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach or default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

     10-8. CASUALTY LOSS, NON-ORDINARY COURSE SALES. The occurrence of any (a) uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral, or (b) sale (other than sales in the ordinary course of business) of any material portion of the Collateral.

     10-9.  JUDGMENT, RESTRAINT OF BUSINESS.

            (a) The service of process upon the Lender or any Participant seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender or such Participant.

            (b) The entry of any judgment against the Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry.

            (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

     10-10. BUSINESS FAILURE. Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other Person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; or the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

     10-11. BANKRUPTCY. The failure by the Borrower to generally pay the debts of the Borrower as they mature; the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure.

     10-12. INSECURITY. The occurrence of any event or circumstance with respect to the Borrower such that Lender shall believe in good faith that the prospect of payment of all or any part of the Liabilities or the performance by the Borrower under this Agreement or any other agreement between the Lender and the Borrower is impaired.

     10-13. DEFAULT BY GUARANTOR OR RELATED ENTITY. The occurrence of any of the foregoing Events of Default with respect to any guarantor of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any parent (if the Borrower is a corporation), subsidiary, or Related Entity, as if such guarantor, parent, or Related Entity were the "Borrower" described therein.

     10-14. INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, the Borrower, any Executive Officer or any guarantor of the Liabilities under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any material property of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

     10-15. TERMINATION OF GUARANTY. The termination or attempted termination of any guaranty by any guarantor of the Liabilities.

     10-16. CHALLENGE TO LOAN DOCUMENTS.

            (a) Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

            (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

     10-17. EXECUTIVE MANAGEMENT. The death, disability, or failure of any Executive Officer at any time to exercise that authority and discharge those management responsibilities with respect to the Borrower as are exercised and discharged by such Person at the execution of this Agreement.

unless (i) replaced by a Person then employed by the Borrower and acceptable to the Lender within thirty (30) days thereafter or (ii) if the Borrower's intention is to replace such Executive Officer by hiring a Person not then employed by the Borrower, then the Borrower promptly retains an executive search firm and diligently proceeds to hire such replacement acceptable to the Lender.

     10-18. CHANGE IN CONTROL. Any change in the ownership of the capital stock of the Borrower such that Richard Sarmiento, Patricia Smith, and Michael Smith do not Control the Borrower.

     10-19. MATERIAL ADVERSE CHANGE. If there is a Material Adverse Change.

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT

     In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter. No stay which otherwise might be imposed pursuant to the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Lender's exercise of any of such rights and remedies.

     11-1. RIGHTS OF ENFORCEMENT. The Lender shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

            (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

            (b)   To take possession of all or any portion of the Collateral.

            (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

            (d) To conduct one or more going out of business sales, strategic sales or other sales which include the sale or other disposition of the Collateral.

            (e) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

            (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

     11-2.  SALE OF COLLATERAL.

            (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

            (b) The Lender, in the exercise of the Lender's rights and remedies upon default, may conduct one or more going out of business sales, in the Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. To the extent permitted by law, the Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

            (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least five (5) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender's rights and remedies upon default.

            (d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

            (e) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 11 towards the Liabilities in such manner, and with such frequency, as the Lender determines.

     11-3. OCCUPATION OF BUSINESS LOCATION. In connection with the Lender's exercise of the Lender's rights under this Article 11, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article 11, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

     11-4. GRANT OF NONEXCLUSIVE LICENSE. The Borrower hereby grants to the Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

     11-5. ASSEMBLY OF COLLATERAL. The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.

     11-6. RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the "LENDER'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any Person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 12 - NOTICES

     12-1. NOTICE ADDRESSES. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

     If to the Lender:                Paragon Capital LLC
                                      Hillsite Office Building
                                      75 Second Avenue, Suite 400
                                      Needham, Massachusetts 02494
                                      Attention: Andrew H. Moser, President
                                      Phone: (781) 707-2100
                                      Fax:   (781) 707-2107

     With a copy to:                  Robert E. Paul, Esq.
                                      Riemer & Braunstein LLP
                                      3 Center Plaza
                                      Boston, Massachusetts 02108
                                      Phone: (617) 523-9000
                                      Fax:   (617) 880-3456

     If to the Borrower:              The White House, Inc.
                                      6711 Baymeadow Drive
                                      Glen Burnie, Maryland 21060
                                      Attention: Richard Sarmiento
                                      Phone: (410) 487-7747 x105
                                      Fax:   (410) 487-4688

     With a copy to:                  Hillman, Brown & Darrow, P.A.
                                      221 Duke of Gloucester Street
                                      Annapolis, Maryland 21404-0668
                                      Attention: Jeffrey S. Marcalus, Esquire
                                      Phone: (410) 263-3131
                                      Fax:   (410) 269-5555

     12-2.  NOTICE GIVEN.

            (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                  (i)    By mail: the sooner of when actually received or three
(3) days following deposit in the United States mail, postage prepaid.

                  (ii) By recognized overnight express delivery: the Banking Day following the day when sent.

                  (iii) By hand: If delivered on a Banking Day after 9:00 A.M. and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Banking Day.

                  (iv) By facsimile transmission (which must include a header indicating the party sending such transmission): If sent on a Banking Day after 9:00 A.M. and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Banking Day.

            (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or facsimile number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 13 - TERM

     13-1. TERMINATION OF REVOLVING CREDIT. This Agreement is, and is intended to be, a continuing agreement and shall remain in full force and effect for an initial term ending on the earlier of (i) the Maturity Date, or (ii) December 31, 2003, unless on or before October 31, 2003 the Borrower receives the waiver from the Borrower's stockholders of any requirement to make any mandatory distributions of cash dividends or other payments. If such waiver is obtained this Agreement shall after the Maturity Date be renewed for successive twelve-month periods, each beginning on the 31st day of August (commencing August 31, 2005) of each year and ending on August 30 of the following year (each such twelve-month period is hereinafter referred to as a "RENEWAL TERM"); provided, however, that either party may terminate this Agreement as of the end of the initial term or any subsequent renewal term by giving the other party notice to terminate in writing at least ninety (90) days prior to the end of any such period whereupon at the end of such period all Liabilities shall be due and payable in full without presentation, demand, or further notice of any kind, whether or not all or any part of the Liabilities is otherwise due and payable pursuant to the agreement or instrument evidencing same. Lender may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the security interest, Lender's rights and remedies hereunder and Borrower's obligations and liabilities hereunder shall survive any termination of this Agreement and shall remain in full force and effect until all of the Liabilities outstanding, or contracted or committed for (whether or not outstanding), before the receipt of such notice by Lender, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. No Collateral shall be released or financing statement terminated until such final and irrevocable payment in full of the Liabilities, as described in the preceding sentence.

     13-2. EFFECT OF TERMINATION. Upon the termination of Revolving Credit, the Borrower shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account; any then remaining installments of the Origination Fee; any then remaining balances of the Annual Facility Fee and Collateral Monitoring Fee; any Prepayment Premium and all unreimbursed costs and expenses of the Lender for which the Borrower is responsible, and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Lender. Until such payment, all provisions of this Agreement, other than those contained in Article 1 which place an obligation on the Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Lender of the security interests granted the Lender by the Borrower hereunder may be upon such conditions and indemnifications as the Lender may require.

     13-3. PREPAYMENT PREMIUM. If Borrower pays in full all or substantially all of the Liabilities prior to the end of the initial term of this Agreement (or any renewal term), other than temporarily from funds internally generated in the ordinary course of business, or from funds made available in connection with an initial public offering provided that this Agreement is not terminated, then at the time of such payment Borrower shall also pay to Lender a prepayment premium in an amount equal to: (i) three (3%) percent of the Credit Limit, if paid during the first year after the date of this Agreement, (it) two (2%) percent of the Credit Limit, if prepaid during the second year after the date of this Agreement, and (iii) one-half (.5%) percent of the Credit Limit, if prepaid after the second anniversary of this Agreement. Any tender of payment in full of the Liabilities following an acceleration by Lender of the Liabilities pursuant to Article 10 hereof, shall be for purposes of this section deemed to be a prepayment requiring Borrower to pay the aforementioned prepayment premium. The above fee shall be reduced by fifty percent (50%) if the Lender is prepaid as a result of an initial public offering and the Lender is provided the right of first refusal with respect to any financing in connection with such initial public offering, or if the prepayment is based upon the sale of the stock or assets of the Borrower, the Lender is furnished the right of first refusal to finance the acquirer.

            Such prepayment premium shall be paid to Lender as liquidated damages for the loss of the bargain by Lender and not as a penalty.

ARTICLE 14 - GENERAL

     14-1. PROTECTION OF COLLATERAL. The Lender has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.

     14-2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

     14-3. SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

     14-4.  AMENDMENTS, COURSE OF DEALING.

            (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender in the manner by which Availability is determined shall obligate the Lender to continue to determine Availability in that manner.

            (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

     14-5. POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

     14-6. APPLICATION OF PROCEEDS. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion. The Borrower shall remain liable for any deficiency remaining following such application.

     14-7. LENDER'S COSTS AND EXPENSES. The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in monitoring compliance with this Agreement and in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings. The Borrower specifically authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account. Borrower shall be obligated, from time to time, to pay Lender's fees, including reasonable attorneys' fees and expenses for the preparation, negotiation, amendment and interpretation of this Agreement and related documents.

     14-8. COPIES AND FACSIMILES. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

     14-9. MASSACHUSETTS LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

     14-10. CONSENT TO JURISDICTION.

            (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Middlesex County, Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

            (b) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

            (c) The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Middlesex County, Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

     14-11. INDEMNIFICATION. The Borrower shall indemnify, defend, and hold the Lender and any employee, officer, or agent of the Lender (each, an "INDEMNIFIED PERSON") harmless of and from any damages, losses, obligations, liabilities, claims, actions or causes of action, including without limitation, with respect to taxes and interest and penalties with respect thereto, brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrower or of any guarantor or endorser of the Liabilities with the Lender or any other Indemnified Person(each of which claims may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower.

     14-12. RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to the undersigned from the Lender or from any participant (a "PARTICIPANT") with the Lender in the credit facility contemplated hereby and any cash, securities, instruments or other property of the undersigned in the possession of the Lender or any Participant, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the undersigned to the Lender and any Participant, and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender or any Participant.

     14-13. USURY SAVINGS CLAUSE. It is the intention of the parties hereto to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provisions to the contrary in this Agreement or any other Loan Documents, in no event shall this Agreement or such Loan Document require or permit the payment, taking, reserving, receiving, collecting or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, paid, taken, reserved, collected or received in connection with the Liabilities or in any communication by Lender or any other Person to the Borrower or any other Person, or in the event all or part of the principal of the Liabilities or interest thereon shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, collected, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement shall exceed the maximum amount of interest permitted by applicable usury laws, if any, then in any such event it is agreed as follows:
(i) the provisions of this paragraph shall govern and control, (ii) neither the Borrower nor any other Person or entity now or hereafter liable for the payment of the Liabilities shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, if any, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereof or, if the Liabilities have been or would be paid in full by such credit, refunded to the Borrower, and (iv) the provisions of this Agreement and the other Loan Documents, and any communication to the Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, collected, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Liabilities, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved or received. The terms of this paragraph shall be deemed to be incorporated in every Loan Document and communication relating to the Liabilities.

     14-14. WAIVERS.

            (a) The Borrower and each and every guarantor, endorser, and surety of the Liabilities) makes each of the waivers included in Section 14-14(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

            (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING.

                  (i) Except as otherwise specifically required in this Agreement, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                  (ii) Except as otherwise specifically required in this Agreement, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                  (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                  (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy
Code) with respect to any action which the Lender may or may become entitled to take hereunder.

                  (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                  (vi) Any claim to consequential, special, or punitive damages.

     14-15. CONFIDENTIALITY. (a) This Agreement and the terms hereof are confidential, and neither the contents of this Agreement or the details of this Agreement may be shown or disclosed by the Borrower to any bank, finance company or other lender without the prior written consent of the Lender.

            (b) The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, the term "INFORMATION" means all information received from the Borrower relating to its business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     14-16. RIGHT TO PUBLISH NOTICE. Lender may, at Lender's discretion and expense, publicize or otherwise advertise by so-called "tombstone" advertising or otherwise Lender's and any Participant's financing transaction with the Borrower.

     14-17. ENTITIES RELATED TO LENDER. Borrower acknowledges notice that Lender is affiliated with The Ozer Group, LLC ("OZER"), Ozer Valuation Service, Inc. ("OZER VALUATION"), Ozer Wholesale Services, Inc. ("OWS") and Ozer Retail Services LLC ("ORS"). Ozer, Ozer Valuation, OWS, ORS and other entities related to Lender may, from time to time act as a merchant consultant or provide merchant services, appraisal services or other services (including without limitation, observation of physical inventories conducted in the ordinary course or in connection with store closings) to Lender with respect to Borrower. Borrower agrees that none of Lender, Ozer, Ozer Valuation, OWS, ORS nor any other related entities shall have any liability to Borrower, and Borrower agrees that Borrower shall have no claim against any of such entities, based on the existence of such relationship.

     14-18. CREDIT INQUIRIES. Borrower authorizes Lender to (provided, however, Lender shall incur no liability for the failure to) respond to credit inquiries concerning Borrower in accordance with Lender's normal and customary practices. Borrower hereby indemnifies and holds Lender harmless for any action taken by Lender in reliance upon the foregoing authorization.

     Executed as a sealed instrument this 23rd day of August, 2000.


                                       THE WHITE HOUSE, INC.
                                       (BORROWER)

                                       By: /s/ Richard Sarmiento
                                          --------------------------------------
                                       Print Name: Richard Sarmiento
                                                   -----------------------------
                                       Title: President & CEO
                                              ----------------------------------


                                       PARAGON CAPITAL LLC
                                       (LENDER)

                                       By: /s/ [ILLEGIBLE]
                                          --------------------------------------
                                       Print Name: [ILLEGIBLE]
                                                   -----------------------------
                                       Title: EVP, Chief Credit Officer
                                              ----------------------------------

                                   EXHIBIT 1-6

                                   MASTER NOTE
                                   (REVOLVING)

$10,000,000.00                                            Needham, Massachusetts
                                                                 August 23, 2000

     For value received, the undersigned, The White House, Inc., a Maryland corporation (the "BORROWER"), hereby promises to pay on August 30, 2005, to the order of Paragon Capital LLC, a Delaware limited liability company (the "LENDER"), at its main office in Needham, Massachusetts, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million ($10,000,000.00) Dollars or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower hereunder, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Loan and Security Agreement of even date herewith (the "LOAN AGREEMENT") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement. This Note may be prepaid only in accordance with the Loan Agreement.

     This Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof. This Note is the Master Note referred to in the Loan Agreement.

     This Note is secured, among other things, pursuant to the Loan Agreement and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

     This Note shall be deemed to be under seal.

                                          THE WHITE HOUSE, INC.

                                          By:
                                             --------------------------------

                                    EXHIBIT 3

     "Acceptable Inventory": Such of the Borrower's Inventory, at such locations, and of such types, character, qualities and quantities, (net of Inventory Reserves) as the Lender in its sole discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances.

     "Account Debtor": Has the meaning given that term in the UCC.

     "Accounts Receivable" include, without limitation, "accounts" as defined in the UCC.

     "ACH": Automated clearing house.

     "Advance Rates": Means the percentage(s) of the Cost of Acceptable Inventory or Net Retail Liquidation Value used to calculate the Borrowing Base.

     "Affiliate": With respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than twenty-five (25%) percent of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, Control of the other; or (c) not less than twenty-five (25%) percent of their respective ownership is directly or indirectly held by the same third Person.

     "Annual Facility Fee": Is defined in Section l-9(a).

     "Applicable Margin": The per annum rates set forth below:

            Loan                             Applicable Margin
            Standard Line                           .25%

            Special Subline                        2.00%

            Special Subline subject to             1.50%
            satisfaction of financial
            covenant described below

     The Applicable Margin for the Special Subline shall be reduced on the date that the Borrower delivers to the Lender the financial statements required under
Exhibit 9-R hereof, with the first said adjustment based on the financial statements to be delivered for the six (6) month period ending January 27, 2000, that the Borrower achieves ninety percent (90%) of its EBITDA projection (as shown on Exhibit 9-11) on a trailing six (6) month basis. If the Borrower fails to meet such projections in any quarter, the interest rate shall be set at the highest rate for the Special Subline, shown above, until the Borrower satisfies the terms for adjustment described above.

     "Availability": Means at any time of determination an amount equal to the lesser of the Borrowing Base and the Credit Limit in either case, minus (i) the then unpaid principal balance of the Loan Account, minus (ii) the then aggregate of such Reserves (other than Inventory Reserves) as may have been established by Lender, minus (iii) one hundred (100%) percent of the then outstanding Stated Amount of all L/C's plus all freight and duty charges applicable thereto, plus
(iv) the product of a percentage equal to the difference between one hundred (100%) percent and the then applicable Advance Rate times the then outstanding Stated Amount of all Documentary L/C's with an expiration of thirty (30) days or less from the date of issuance.

     "Availability Reserves": Such reserves as the Lender from time to time determines in the Lender's discretion as being appropriate to reflect the impediments to the Lender's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

            (a) Rent (based upon past due rent and/or whether or not Landlord's Waiver, acceptable to the Lender, has been received by the Lender).

            (b)   In store customer credits and gift certificates.

            (c)   Payable (based upon payables which are past due normal trade terms).

            (d)   Frequent Shopper Programs.

            (e)   Layaway and Customer Deposits.

            (f) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which may have priority over the security interests of the Lender in the Collateral.

            (g)   Held or post-dated checks.

     "Average Unused Portion of the Credit Limit": Means, as of any date of determination, (a) the Credit Limit, minus (b) the sum of (i) the average daily balance of advances that were outstanding dining the immediately preceding month, plus, (ii) the average daily balance of the undrawn L/C's outstanding during the immediately preceding month.

     "Banking Day": Any day other than (a) a Saturday, Sunday; (b) any day on which banks in Boston, Massachusetts are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Leader is not open to the general public to conduct business.

     "Bankruptcy Code": Title 11, U.S.C., as amended from time to time.

     "Base": The Base Rate announced from time to time by Wells Fargo Bank, N.A. (or any successor in interest to Wells Fargo Bank, N A.). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Lender, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

     "Basis Point(s)": An amount which is equal to l/100th of one (1%) percent. For example, one and one-half (1.5%) percent equals 150 basis points.

     "Blocked Account": Is defined in Article 7-1(b)(i).

     "Borrower": Is defined in the Preamble.

     "Borrowing Base": Means the aggregate of (A) up to the lesser of (i) the Credit Limit - Standard Line, or (ii) sixty-four (64%) percent of the Cost of Acceptable Inventory; or (iii) eighty (80%) percent of the Net Retail Liquidation Value (the "Standard Line"), plus, (B) during the months of September, October, and November, up to the lesser of, (i) the Credit Limit - Special Subline, or (ii) twenty-one (21%) percent of the Cost of Acceptable Inventory; or (iii) twenty (20%) percent of the Net Retail Liquidation Value, plus, (C) during all other months, up to the lesser of, (i) the Credit Limit - Special Subline, or (ii) sixteen (16%) percent of the Cost of Acceptable Inventory; or (iii) twenty (20%) percent of the Net Retail Liquidation Value (subparagraphs (B) and (C), above, being referred to as, the "Special Subline").

     "Borrowing Base Certificate": Means the certificate in the same form attached as EXHIBIT 9-4, provided to Lender in connection with any request for advances and/or L/C's, setting forth, among other things, Availability.

     "Business Plan": The Borrower's business plan annexed hereto as EXHIBIT 9-10 and any revision, amendment, or update of such business plan to which the Lender has provided its written sign-off.

     "Capital Expenditures": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

     "Capital Lease": Any lease which may be capitalized in accordance with GAAP.

     "Chattel Paper": Has the meaning given that term in the UCC.

     "Collateral": Is defined in Section 2-1.

     "Concentration Account": Is defined in Section 7-3.

     "Control": The direct or indirect power to direct or cause the direction of the management and policies of another Person, whether through ownership of voting securities, by contract, or otherwise. Included among such powers, with respect to a corporation, are power to cause any of following: (a) the election of a majority of its Board of Directors; (b) the issuance of additional shares of its common stock; (c) the issuance and designation of rights and shares of its preferred stock (if any); (d) the distribution and timing of dividends; (e) the award of performance bonuses to its management; (f) the termination or severance of officers or key employees; and (g) all or any similar matters.

     "Cost": The calculated cost of purchases, as determined from invoices received by the Borrower, the Borrower's Purchase Journal or Stock Ledger, based upon the Borrower's accounting practices, known to the Lender, which practices are in effect on the date on which this Agreement was executed. "Cost" does not include any inventory capitalization costs inclusive of advertising, but may include other charges used in the Borrower's determination of cost of goods sold and bringing goods to market, all within Lender's sole discretion and in accordance with GAAP.

     "Cost Factor": The result of 1 minus the Borrower's then cumulative markup percent derived from the Borrower's purchase journal on a rolling twelve (12) month basis.

     "Costs of Collection": includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the Lender's; administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other Lender liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the highest post-default rate which the Lender may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrower.

     "Credit Card Processor": Means any Person which acts as a credit card clearinghouse or processor of credit card payments accepted by Borrower.

     "Credit Limit": Means Ten Million ($10,000,000.00) Dollars.

     "Credit Limit - Standard Line" means Seven Million ($7,000,000.00) Dollars.

     "Credit Limit - Special Subline" means Three Million ($3,000,000.00)
Dollars.

     "DDA": Any checking or other demand daily depository account maintained by the Borrower.

     "Documentary L/C": Means a documentary L/C issued to support the purchase by Borrower of Inventory prior to its transport to a location set forth on
EXHIBIT 5-4 that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing lists, certificate of origin, bill of lading, an airway bill, customs clearance documents, quota statement, certificate, beneficiaries statement and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts or other documents of title, in form and substance satisfactory to Lender and reflecting passage to Borrower of title to first quality Inventory conforming to Borrower's contract with the seller thereof.

     "Duly Authorized Person": Means any individual authorized by the Borrower to request loans or financial accommodations and/or sign reports to Lender.

     "EBITDA": Means the Borrower's earnings from continuing operations (excluding extraordinary items), before interest, taxes, depreciation and amortization, each as determined in accordance with GAAP.

     "Employee Benefit Plan": As defined in ERISA.

     "Encumbrance": Each of the following:

            (a) security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

            (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

     "End Date": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of the Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated.

     "Environmental Laws": (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as is now or hereafter in effect; and (b) the common law relating to damage to Persons or property from Hazardous Materials.

     "ERISA": The Employee Retirement Security Act of 1974, as amended.

     "ERISA Affiliate": Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under
Section 414 of the Internal Revenue Code of 1986, as amended.

     "Events of Default": Is defined in Article 10.

     "Executive Agreement": Any agreement or understanding (whether or not written) to which the Borrower is a party or by which the Borrower may be bound, which agreement or understanding relates to Executive Pay.

     "Executive Officer": Each of Richard Sarmiento, Stephen Hirsch, and any other Person who (without regard to title) is the successor to any of the foregoing or who exercises a substantial portion of the authority being exercised, at the execution of this Agreement, by any of the foregoing or a combination of the such authority of more than one of the foregoing or who otherwise has Control of the Borrower.

     "Executive Pay": All salary, bonuses, and other value directly or indirectly provided by or on behalf of the Borrower to or for the benefit of any Executive Officer or any Affiliate, spouse, parent, or child of any Executive Officer.

     "Funding Account": Is defined in Section 7-3.

     "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

     "General Intangibles": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower, warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all Investment Property and all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; mailing lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; Internet addresses and domain names; developmental ideas and concepts;

proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all good will relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

     "Gross Margin": With respect to the subject accounting period for which being calculated, the following (determined in accordance with the cost method of accounting):

                        Sales (Minus) Cost of Goods Sold
                                      Sales

     "Hazardous Materials": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

     "Indebtedness": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

            (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

            (b) For the payment of the purchase price of goods or services deferred for more than thirty (30) days beyond then current trade terms provided to such Person by the supplier of such goods or services.

            (c) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

            (d) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

            (e)   On account of deposits or advances.

            (f)   As lessee under Capital Leases.

     "Indebtedness" of any Person shall also include:

            (a) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

            (b) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

            (c) The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

     "Indemnified Person": Is defined in Section 14-11.

     "Inventory": Includes, without limitation, "inventory" as defined in the Uniform Commercial Code and including all goods, merchandise, raw materials, goods and work in process, finished goods, and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Borrower's business.

     "Inventory Reserves": Such reserves as may be established from time to time by the Lender in the Lender's discretion with respect to the determination of the saleability, at retail, of the Acceptable Inventory or which reflect such other factors as affect the current Retail or market value of the Acceptable Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

            (a) Obsolescence (determined based upon Inventory on hand beyond a given number of days).

            (b)   Seasonality.

            (c)   Shrinkage.

            (d)   Imbalance.

            (e)   Change in Inventory character, composition or mix.

            (f)   Markdowns (both permanent and point of sale).

            (g) Retail markons or markups inconsistent with prior period practice and performance; current business plans; or advertising calendar and planned advertising events.

            (h) The relationship between the amount expended for Inventory purchases and the cost of goods sold.

     "Investment Property": Has the meaning given that term in the Uniform Commercial Code.

     "Issuer": The issuer of any L/C.

     "L/C": Any letter of credit, the issuance of which is procured by the Lender for the account of the Borrower and any acceptance made on account of such letter.

     "Landlord Lien State": Any state or other jurisdiction under whose statutory or common law the rights of a landlord in assets of that landlord's tenant, for unpaid rent, may be senior to a perfected security interest in such assets.

     "Lease": Any lease or other agreement, no matter how styled or structured, which the Borrower is entitled to the use or occupancy of any space.

     "Leasehold Interests": Shall mean the Borrower's leasehold estate or interest in each of the properties at or upon which the Borrower conducts business, offers any Inventory for sale, or maintains any of the Collateral, whether or not for retail sale, together with Borrower's interest in any of the improvements and fixtures located upon or appurtenant to each leasehold interest.

     "Lender's Rights and Remedies": Is defined in Section 11-6.

     "Liabilities" (in the singular, "Liability"): Includes, without limitation, all and each of the following, whether now existing or hereafter arising:

            (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description.

            (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

            (c) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

            (d) All interest, fees, and charges and other amounts which may be charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

            (e) All costs and expenses incurred or paid by the Lender in respect of any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

            (f) Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender.

     "Loan Account": Is defined in Section 1-5.

     "Loan Documents": This Agreement, each instrument and document executed and/or delivered as contemplated by Article 4, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.

     "Local DDA": A depository account maintained by the Borrower, the only contents of which may be transfers from the Funding Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

     "Loan Maintenance Fee": Is defined in Section l-9(b).

     "Master Note": Is defined in Section 1-6.

     "Material Adverse Change": Means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower; including, without limitation, a material adverse change in the business, prospects, operations, results or operations, assets, liabilities or condition since the date of the latest financial information submitted to Lender on or before the Closing Date, and since the date of the latest financial information supplied hereunder or at any time as compared to the Business Plan attached hereto on the date of execution hereof as EXHIBIT 9-11(b); (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender to enforce the Liabilities or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Lender's liens with respect to the Collateral.

     "Maturity Date": August 30, 2005.

     "Net Retail Liquidation Value": Means the appraised liquidation value of Acceptable Inventory less liquidation expenses as determined by Lender or its agents from time to time.

     "One Turn State": Any state or other jurisdiction under whose statutory or common law the relative priority of the rights of a landlord in assets of that landlord's tenant, for unpaid rent, vis a vis the rights of the holder of a perfected security interest therein is dependent upon whether such security interest arose prior or subsequent to the subject asset's coming onto the demised premises.

     "Overadvance": Any amounts advanced hereunder which exceed Availability.

     "Participant": Is defined in Section 14-12.

     "Percentage Points": The number of whole (and, if indicated, fractions (or decimal equivalents) of) integers of a percentage referred to in a financial performance covenant. For example, if a projected percentage were fifty (50%) percent and the actual percentage turned out to be fifty-five and 6/10 (55.6%) percent, the variance would be 5.6 Percentage Points.

     "Person": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

     "Real Estate": Means any estates or interests in real property now owned or hereafter acquired by Borrower.

     "Receipts": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral and any other cash, cash equivalents or checks otherwise received by Borrower, whether as a result of any loan, investment by the Borrower, investment in the Borrower or otherwise.

     "Receivables Collateral": That portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, Contract Rights, General Intangibles, Chattel Paper, Instruments, Investment Property, Documents of Title, Documents, Securities, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

     "Related Entity":

            (a) Any corporation, limited liability company, trust, partnership joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(l), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; Controls or is Controlled by the Borrower or by any Affiliate of the Borrower.

            (b)   Any Affiliate.

     "Requirement of Law": As to any Person:

            (a)(i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

            (b) That Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and
     (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

     "Reserves": All (if any) Availability Reserves, Inventory Reserves, and any other reserves which may be established under the Loan Agreement.

     "Retail": The Cost of Inventory divided by the Cost Factor.

     "Revolving Credit": Is defined in Section 1-1.

     "Special Subline": is defined within the definition of Borrowing Base.

     "Standard Line": is defined within the definition of Borrowing Base.

     "Stated Amount": The maximum amount for which an L/C may be honored.

     "Suspension Event": Any occurrence, circumstance, or state of facts which
(a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

     "Termination Date": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10-11; or (c) the date set forth in Lender's notice to the Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10-11.

     "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

     "Year 2000 Compliant": means that Borrower's computer software programs (whether used in Borrower's business or licensed by or to Borrower to or from third parties) effectively process data including data fields requiring references to dates on and after January 1, 2000 and have been designed not to experience or produce invalid or incorrect results or abnormal software operation related to or as a result of the occurrence of such dates.

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This First Amendment to Loan and Security Agreement (the "First Amendment") is made as of the 25 day of June, 2001 by and between Wells Fargo Retail Finance LLC (formerly known as Paragon Capital LLC) (hereinafter, "Lender"), a Delaware limited liability company with its principal executive offices at One Boston Place, Boston Massachusetts 02109 and The White House, Inc. (hereinafter, the "Borrower"), a Maryland corporation with its principal executive offices at 6711 Baymeadow Drive, Glen Burnie, Maryland 21060 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                              W I T N E S S E T H:

     WHEREAS, on August 23, 2000, the Lender and the Borrowers entered in a certain Loan and Security Agreement (the "Agreement"); and

     WHEREAS, the Borrower has requested that the Lender agree to amend the Agreement to increase Credit Limit, provide increased advance rates, and amend certain covenants; and

     WHEREAS, the Lender and the Borrower desire to modify certain of the provisions of the Agreement as set forth herein.

     NOW, THEREFORE, it is hereby agreed among the Lender and the Borrower as follows:

     1. CAPITALIZED TERMS. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

     2. AMENDMENT TO ARTICLE 13. Section 13-3 of the Agreement is amended to read as follows:

                  13-3.  PREPAYMENT PREMIUM. If Borrower pays in full all or substantially all of the Liabilities prior to the end of the initial term of this Agreement (or any renewal term), other than temporarily from funds internally generated in the ordinary course of business, or from funds made available in connection with an initial public offering provided that this Agreement is not terminated, then at the time of such payment Borrower shall also pay to Lender a prepayment premium in an amount equal to: (i) three (3%) percent of the Credit Limit, if paid on or before August 30, 2003, (ii) two (2%) percent of the Credit Limit, if prepaid on or before August 30, 2004, (iii) one (1%) percent of the Credit Limit, if prepaid on or before August 30, 2005, and (iv) one-half (.5%) percent of the Credit Limit, if prepaid on or before August 30, 2006. Any tender of payment in full of the Liabilities following an acceleration by tender of the Liabilities pursuant to ARTICLE 10 hereof, or on account of the provisions of Section 13-1 hereof, shall be for purposes of this section deemed to be a prepayment requiring Borrower to pay the aforementioned prepayment premium. The above fee shall be reduced by fifty percent (50%) if the Lender is prepaid as a result of an initial public offering and the Lender is provided the right of first refusal with respect to any financing in connection with such initial public offering, or if the prepayment is based upon the sale of the stock or assets of the Borrower, the Lender is furnished the right of first refusal to finance the acquirer.

     3.     AMENDMENT TO EXHIBIT 3. The following Definitions contained in
            Exhibit 3 to the Agreement are amended to read as follows:

                  "Borrowing Base": Means for all months except for August and
            September, the aggregate of (A) up to the lesser of (i) the Credit Limit - Standard Line, or (ii) sixty-four (64%) percent of the Cost of Acceptable Inventory; or (iii) eighty (80%) percent of the Net Retail Liquidation Value; for the month of August, the aggregate of
            (A) up to the lesser of (i) the Credit Limit - Standard Line, or
            (ii) sixty-four (64%) percent of the Cost of Acceptable Inventory; or (iii) sixty-five (65%) percent of the Net Retail Liquidation Value; for the month of September, the aggregate of (A) up to the lesser of (i) the Credit Limit - Standard Line, or (ii) sixty-four (64%) percent of the Cost of Acceptable Inventory; or (iii) seventy-one (71%) percent of the Net Retail Liquidation Value (the "Standard Line"), plus, (B) (i) during the period from December 16 through July 31, up to the lesser of, (x) the Credit Limit - Special Subline, or (y) sixteen (16%) percent of the Cost of Acceptable Inventory; or (z) twenty (20%) percent of the Net Retail Liquidation Value, or, (ii) during August, up to the lesser of, (x) the Credit Limit - Special Subline, or (y) thirty (30%) percent of the Cost of Acceptable Inventory; or (z) thirty (30%) percent of the Net Retail Liquidation Value or, (iii) during September, up to the lesser of,
            (x) the Credit Limit - Special Subline, or (y) twenty-three (23%) percent of the Cost of Acceptable Inventory; or (z) twenty-four (24%) percent of the Net Retail Liquidation Value or, (iv) during the period from October 1 through December 15, up to the lesser of,
            (x) the Credit Limit - Special Subline, or (y) twenty-one (21%) percent of the Cost of Acceptable Inventory; or (z) twenty (20%) percent of the Net Retail Liquidation Value (subparagraph (B), above, being referred to as, the "Special Subline"). If the Borrower fails to satisfy the Minimum Excess Availability requirements set forth on Exhibit 9-11 for the months of June and July, 2001, then in addition to any other rights and remedies of the Lender on account of such failure the definition of Borrowing Base shall be revised as follows:

                  "Borrowing Base": shall mean the aggregate of (A) up to the lesser of (i) the Credit Limit - Standard Line, or (ii) sixty-four (64%) percent of the Cost of Acceptable Inventory; or (iii) eighty (80%) percent of the Net Retail Liquidation Value (the "Standard Line"), plus, (B) (i) during the months of September, October, and November, up to the lesser of, (x) the Credit Limit - Special Subline, or (y) twenty-one (21%) percent of the Cost of Acceptable Inventory; or (z) twenty (20%) percent of the Net Retail Liquidation Value, or, (ii) during all other months, up to the lesser of, (x) the Credit Limit - Special Subline, or (y) sixteen (16%) percent of the Cost of Acceptable Inventory; or (z) twenty (20%) percent of the Net Retail Liquidation Value (subparagraph (B), above, being referred to as, the "Special Subline")

            "Credit Limit": Means Twelve Million ($12,000,000.00) Dollars.

            "Credit Limit - Special Subline" means Five Million ($5,000,000.00) Dollars.

            "Maturity Date": August 31, 2006.

     4. AMENDMENT TO EXHIBIT 9-11. Exhibit 9-11 is replaced with Exhibit 9-11 annexed hereto.

     5. RATIFICATION OF LOAN DOCUMENTS. Except as provided herein, all terms and conditions of the Agreement on the other Loan Documents remain in full force and effect.

     6.     MISCELLANEOUS.

                  (a) Upon the execution of this First Amendment the Borrower shall pay to the Lender an amendment fee in the amount of $10,000.00.

                  (b) This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

                  (c) This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

                  (d) Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

                  (e) The Borrower shall pay on demand all costs and expenses of the Agent and each Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this First Amendment.

     IN WITNESS WHEREOF, the parties have hereunto caused this First Amendment to be executed and their seals to be hereto affixed as of the date first above written.

                                                           THE WHITE HOUSE, INC.
                                                                      (BORROWER)

                                            By: /s/ Stephen Hirsch
                                               ---------------------------------
                                            Print Name: Stephen Hirsch
                                                       -------------------------
                                            Title: VP, CFO
                                                   -----------------------------


                                                  WELLS FARGO RETAIL FINANCE LLC
                                                                        (LENDER)

                                            By: [ILLEGIBLE]
                                               ---------------------------------
                                            Print Name: [ILLEGIBLE]
                                                       -------------------------
                                            Title: [ILLEGIBLE]
                                                   -----------------------------

                                  EXHIBIT 9-11

                        FINANCIAL AND INVENTORY COVENANTS

MIN/MAX INVENTORY

     Measured monthly, and on a rolling three-month basis, with testing commencing EOM July 2000, average EOM inventory at cost shall be at least 85% of plan, and not more than 115%.

MINIMUM EXCESS AVAILABILITY

     Minimum Excess Availability shall not be less than the following amounts, at the end of each respective fiscal month detailed below:

          May, June, July, 2001                          $    500,000.00

         August, September, 2001                         $    350,000.00

     October, November, December, 2001                   $    500,000.00

             January, 2002                               $    350,000.00

MAXIMUM EFFECTIVE ADVANCE RATE

     Maximum Effective Advance rate shall not exceed the following amounts, at the end of each respective fiscal month detailed below:

               May, 2001                                  60%

              June, 2001                                  60%

              July, 2001                                  65%

             August, 2001                                 81%

            September, 2001                               75%

             October, 2001                                70%

      November-December 15, 2001                          70%

     December 16-December 31, 2001                        65%

            January, 2002                                 70%

     The Effective Advance Rate is defined as the then total balance of the Loan Account divided by the then total Cost of Acceptable Inventory.

STORE CONTRIBUTION

     Measured monthly on a rolling twelve months, the percentage of the Comp stores with Store Contribution (as a % of Sales) less than or equal to 8% shall not exceed 33% of total Comp Stores. Store Contribution is defined as Gross Profit less Direct Store Operating Expenses (excluding depreciation).

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This Second Amendment to Loan and Security Agreement (the "Second Amendment") is made as of the ___ day of September, 2002 by and between Wells Fargo Retail Finance LLC (formerly known as Paragon Capital LLC) (hereinafter, "Lender"), a Delaware limited liability company with its principal executive offices at One Boston Place, Boston Massachusetts 02109 and The White House, Inc. (hereinafter, the "Borrower"), a Maryland corporation with its principal executive offices at 6711 Baymeadow Drive, Glen Burnie, Maryland 21060 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                              W I T N E S S E T H:

     WHEREAS, on August 23, 2000, the Lender and the Borrowers entered in a certain Loan and Security Agreement as amended by a First Amendment to Loan and Security Agreement dated as of June__, 2001 (as amended, the "Agreement"); and

     WHEREAS, the Borrower has requested that the Lender agree to amend the Agreement to amend certain covenants; and

     WHEREAS, the Lender and the Borrower desire to modify certain of the provisions of the Agreement as set forth herein.

     NOW, THEREFORE, it is hereby agreed among the Lender and the Borrower as follows:

     1. CAPITALIZED TERMS. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

     2. AMENDMENTS TO EXHIBIT 3. (a) The definition of "Borrowing Base" contained in Exhibit 3 of the Agreement is hereby amended by the addition of the following at the end thereof:

            Notwithstanding anything to the contrary contained herein, in no event shall the Effective Advance Rate (as defined below) exceed the following, measured as of the end of each fiscal month:

            September, 2002             87%
            October, 2002               85%
            November, 2002              85%
            December, 2002              85%
            January, 2003               80%

            The Effective Advance Rates for subsequent months will be established by the Lender based upon Business Plans hereafter furnished to the Lender.

            (b) The definition of "Availability Reserves" contained in Exhibit 3 of the Agreement is hereby amended by the addition of the following subsection (h) at the end thereof:

                  (h) $400,000 during each September, and $500,000 at all other times.

     3.     AMENDMENT TO EXHIBIT 9-11. Exhibit 9-11 is replaced with
            Exhibit 9-11 annexed hereto.

     4. RATIFICATION OF LOAN DOCUMENTS. Except as provided herein, all terms and conditions of the Agreement on the other Loan Documents remain in full force and effect.

     5.     MISCELLANEOUS.

                  (a) This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

                  (b) This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

                  (c) Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

                  (d) The Borrower shall pay on demand all costs and expenses of the Agent and each Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this Second Amendment.

     IN WITNESS WHEREOF, the parties have hereunto caused this Second Amendment to be executed and their seals to be hereto affixed as of the date first above written.

                                                           THE WHITE HOUSE, INC.
                                                                      (BORROWER)

                                          By: /s/ Stephen Hirsch
                                             -----------------------------------
                                          Print Name: Stephen Hirsch
                                                     ---------------------------
                                          Title: VP Finance & Administration CFO
                                                 -------------------------------

                                                  WELLS FARGO RETAIL FINANCE LLC
                                                                        (LENDER)

                                          By: /s/ Kathy A. Mahony
                                             -----------------------------------
                                          Print Name:  Kathy A. Mahony
                                                      --------------------------
                                          Title: Vice President
                                                 -------------------------------

                                  EXHIBIT 9-11

                        FINANCIAL AND INVENTORY COVENANTS

MIN/MAX INVENTORY

     Measured quarterly on a rolling twelve-month basis, with testing commencing for the fiscal quarter ending October 31, 2002, average inventory at cost shall be at least 85% of plan, and not more than 115%.

STORE CONTRIBUTION

     Measured quarterly on a rolling twelve-month basis, the percentage of the Comp stores with Store Contribution (as a % of Sales) less than or equal to 8% shall not exceed 33% of total Comp Stores. Store Contribution is defined as Gross Profit less Direct Store Operating Expenses (excluding depreciation).

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This Third Amendment to Loan and Security Agreement (the "Third Amendment") is made as of the __ day of November, 2002 by and between Wells Fargo Retail Finance LLC (formerly known as Paragon Capital LLC) (hereinafter, "Lender"), a Delaware limited liability company with its principal executive offices at One Boston Place, Boston Massachusetts 02109 and The White House, Inc. (hereinafter, the "Borrower"), a Maryland corporation with its principal executive offices at 6711 Baymeadow Drive, Glen Burnie, Maryland 21060 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                              W I T N E S S E T H:

     WHEREAS, on August 23, 2000, the Lender and the Borrowers entered in a certain Loan and Security Agreement, as amended by a First Amendment to Loan and Security Agreement dated as of June __, 2001, as further amended by a Second Amendment to Loan and Security Agreement dated as of September __, 2002 (as amended, the "Agreement"); and

     WHEREAS, the Lender and the Borrower desire to modify certain of the provisions of the Agreement as set forth herein.

     NOW, THEREFORE, it is hereby agreed among the Lender and the Borrower as follows:

     1. CAPITALIZED TERMS. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

     2. AMENDMENT TO ARTICLE 5. Section 5-17(a) of the Agreement is amended to read as follows:

                  (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock, except that the Borrower may make scheduled payments of principal and interest to the Borrower's Class C shareholders for the two quarterly periods commencing December 31, 2003, provided that no Event of Default is occurring at the time of such payment, and will not have occurred as a result of the making of such payment, and the Borrower maintains required Availability upon the making of any such payment.

     3. AMENDMENT TO ARTICLE 13. The first two sentences of Section 13-1 of the Agreement are amended to read as follows:

                  13-1.  TERMINATION OF REVOLVING CREDIT. This Agreement is, and
            is intended to be, a continuing agreement and shall remain in full force and effect for an initial term ending on the earlier of (i) the Maturity Date, or (ii) June 30, 2004, unless on or before April 30, 2004 the Borrower receives the waiver from the Borrower's shareholders of any requirement to make any mandatory distributions of cash dividends or other payments. If such waiver is obtained, this Agreement shall, after the Maturity Date, be renewed for successive twelve-month periods, each beginning on the 31st day of August (commencing August 31, 2006) of each year and ending on August 30 of the following year (each such twelve-month period is hereinafter referred to as a "RENEWAL TERM"); provided, however, that either party may terminate this Agreement as of the end of the initial term or any subsequent renewal term by giving the other party notice to terminate in writing at least ninety (90) days prior to the end of any such period whereupon at the end of such period all Liabilities shall be due and payable in full without presentation, demand, or further notice of any kind, whether or not all or any part of the Liabilities is otherwise due and payable pursuant to the agreement or instrument evidencing same.

     4. RATIFICATION OF LOAN DOCUMENTS. Except as provided herein, all terms and conditions of the Agreement on the other Loan Documents remain in full force and effect.

     5.     MISCELLANEOUS.

                  (a) Upon the execution of this Third Amendment the Borrower shall pay to the Lender an amendment fee in the amount of $10,000.00.

                  (b) This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

                  (c) This Third Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

                  (d) Any determination that any provision of this Third Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Third Amendment.

                  (e) The Borrower shall pay on demand all costs and expenses of the Agent and each Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this Third Amendment, provided, however, in no event shall such legal fees be in an amount greater than $2,000.00.

     IN WITNESS WHEREOF, the parties have hereunto caused this Third Amendment to be executed and their seals to be hereto affixed as of the date first above written.

                                                           THE WHITE HOUSE, INC.
                                                                      (BORROWER)


                                            By: /s/ Stephen Hirsch
                                               ---------------------------------
                                            Print Name: Stephen Hirsch
                                                       -------------------------
                                            Title: VP Finance, CFO
                                                   -----------------------------


                                                  WELLS FARGO RETAIL FINANCE LLC
                                                                        (LENDER)

                                            By: /s/ Kathy A. Mahony
                                               ---------------------------------
                                            Print Name: Kathy A. Mahony
                                                       -------------------------
                                            Title: Vice President
                                                   -----------------------------

                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This Fourth Amendment to Loan and Security Agreement (the "Fourth Amendment") is made as of the ___ day of __________, 2003 by and between Wells Fargo Retail Finance LLC (formerly known as Paragon Capital LLC) (hereinafter, "Lender"), a Delaware limited liability company with its principal executive offices at One Boston Place, Boston Massachusetts 02109 and The White House, Inc. (hereinafter, the "Borrower"), a Maryland corporation with its principal executive offices at 6711 Baymeadow Drive, Glen Burnie, Maryland 21060 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                              W I T N E S S E T H:

     WHEREAS, on August 23, 2000, the Lender and the Borrowers entered in a certain Loan and Security Agreement, as amended by a First Amendment to Loan and Security Agreement dated as of June __, 2001, as further amended by a Second Amendment to Loan and Security Agreement dated as of September __, 2002, as further amended by a Third Amendment to Loan and Security Agreement dated as of November __, 2002 (as amended, the "Agreement"); and

     WHEREAS, the Lender and the Borrower desire to modify certain of the provisions of the Agreement as set forth herein.

     NOW, THEREFORE, it is hereby agreed among the Lender and the Borrower as follows:

     1. CAPITALIZED TERMS. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

     2. AMENDMENT TO ARTICLE 1. The last sentence of Section l-8(a) of the Agreement is amended to read as follows:

            In no event shall interest accrue in excess of the maximum rate permitted by applicable law.

     3. RATIFICATION OF LOAN DOCUMENTS. Except as provided herein, all terms and conditions of the Agreement and the other Loan Documents remain in full force and effect.

     4.     MISCELLANEOUS.

                  (a) This Fourth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

                  (b) This Fourth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

                  (c) Any determination that any provision of this Fourth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fourth Amendment.

                  (d) The Borrower shall pay on demand all costs and expenses of the Agent and each Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this Fourth Amendment.

     IN WITNESS WHEREOF, the parties have hereunto caused this Fourth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

                                                           THE WHITE HOUSE, INC.
                                                                      (BORROWER)

                                               By: /s/ Stephen Hirsch
                                                  ------------------------------
                                               Print Name: Stephen Hirsch
                                                           ---------------------
                                               Title: VP Finance, CFO
                                                      --------------------------

                                                  WELLS FARGO RETAIL FINANCE LLC
                                                                        (LENDER)

                                               By: /s/ Kathy A. Mahony
                                                  ------------------------------
                                               Print Name: Kathy A. Mahony
                                                           ---------------------
                                               Title: Vice President
                                                      --------------------------

              FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

       This Fifth Amendment to Loan and Security Agreement (the "Fifth Amendment") is made as of the __ day of ________, 2003 by and between Wells Fargo Retail Finance II LLC (formerly known as Wells Fargo Retail Finance LLC, formerly known as Paragon Capital LLC) (hereinafter, "Lender"), a Delaware limited liability company with its principal executive offices at One Boston Place, Boston Massachusetts 02109 and The White House, Inc. (hereinafter, the "Borrower"), a Maryland corporation with its principal executive offices at 6711 Baymeadow Drive, Glen Burnie, Maryland 21060 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.


                        W I T N E S S E T H:

       WHEREAS, on August 23, 2000, the Lender and the Borrowers entered in a certain Loan and Security Agreement, as amended by a First Amendment to Loan and Security Agreement dated as of June __, 2001, as further amended by a Second Amendment to Loan and Security Agreement dated as of September __, 2002, as further amended by a Third Amendment to Loan and Security Agreement dated as of November __, 2002, as further amended by a Fourth Amendment to Loan and Security Agreement dated as of ___________, 2003 (as amended, the "Agreement"); and

       WHEREAS, the Lender and the Borrower desire to modify certain of the provisions of the Agreement as set forth herein.

       NOW, THEREFORE, it is hereby agreed among the Lender and the Borrower as follows:

       1. CAPITALIZED TERMS. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

       2. AMENDMENT TO ARTICLE 13. The first two sentences of Section 13-1 of the Agreement are amended to read as follows:

                13-1. TERMINATION OF REVOLVING CREDIT. This Agreement is, and is intended to be, a continuing agreement and shall remain in full force and effect for an initial term ending on the earlier of (i) the Maturity Date, or (ii) September 30, 2004, which date shall be extended until September 30, 2005 if, on or before May 30, 2004 the Borrower furnishes the Lender with financial statements through the year to date ending April 30, 2004 evidencing that the Borrower has attained not less than ninety percent (90%) of planned EBITDA, based upon the most recent Business Plan approved by the Lender, which date shall be further extended until the Maturity Date if, on or before July 31, 2005 the Borrower receives the waiver from the Borrower's shareholders of any requirement to make any mandatory distributions of cash dividends or other payments. If such waiver is obtained, this Agreement shall, after the Maturity Date, be renewed for successive twelve-month periods, each beginning on the 31st day of August (commencing August 31, 2006) of each year and ending on August 30 of the following year (each such twelve-month period is hereinafter referred to as a "RENEWAL TERM"); provided, however, that either party may terminate this Agreement as of the end of the initial term or any subsequent renewal term by giving the other party notice to terminate in writing at least ninety (90) days prior to the end of any such period whereupon at the end of such period all Liabilities shall be due and payable in full without presentation, demand, or further notice of any kind, whether or not all or any part of the Liabilities is otherwise due and payable pursuant to the agreement or instrument evidencing same.

       3. RATIFICATION OF LOAN DOCUMENTS. Except as provided herein, all terms and conditions of the Agreement and the other Loan Documents remain in full force and effect.

       4.  MISCELLANEOUS.

                (a) Upon the execution of this Fifth Amendment the Borrower shall pay to the Lender an amendment fee in the amount of $12,000.00.

                (b) This Fifth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

                (c) This Fifth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

                (d) Any determination that any provision of this Fifth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fifth Amendment.

                (e) The Borrower shall pay on demand all costs and expenses of the Agent and each Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this Fifth Amendment.

       IN WITNESS WHEREOF, the parties have hereunto caused this Fifth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

                                         THE WHITE HOUSE INC.
                                         (BORROWER)

                                         By: /s/ Stephen Hirsch
                                            -----------------------------------
                                         Print Name: Stephen Hirsch
                                                    ---------------------------
                                         Title: Vice President Finance, CFO
                                               ---------------------------------

                                         WELLS FARGO RETAIL FINANCE II LLC
                                         (LENDER)

                                         By: /s/ Kathy A. Mahony
                                            -----------------------------------
                                         Print Name: Kathy A. Mahony
                                                    ---------------------------
                                         Title: Vice President
                                               ---------------------------------


                                       2